Filed Pursuant to Rule 424(b)(4)

Registration Statement No. 333-253221

$250,000,000

Alpha Partners Technology Merger Corp.

25,000,000 Units

Alpha Partners Technology Merger Corp. is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any business combination prospective partner and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination prospective partner.

This is an initial public offering of our securities. Each unit has an offering price of  $10.00 and consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of  $11.50 per share, subject to adjustment, terms and limitations as described herein. The underwriters have a 45-day option from the date of this prospectus to purchase up to 3,750,000 additional units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination, subject to the limitations as described herein. If we do not consummate an initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein.

Our sponsor, Alpha Partners Technology Merger Sponsor LLC, and our anchor investors (as defined under “Summary”) have agreed to purchase an aggregate of 800,000 units (or 875,000 units if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per unit in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of  $8,000,000 (or $8,750,000 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. Each private placement unit is identical to the public units sold in this offering, subject to certain limited exceptions as described in this prospectus.

Our initial shareholders currently own an aggregate of 7,187,500 units, with each unit consisting of one Class B ordinary share and one-third of one warrant (up to 937,500 of which units are subject to forfeiture). The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination as described herein. Prior to the completion of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment of directors or to continue our company in a jurisdiction outside the Cayman Islands.

Prior to this offering, there has been no public market for our securities. We have been approved to have our units listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “APTMU”. Our Class A ordinary shares and warrants have also been approved to be listed on Nasdaq. We expect the Class A ordinary shares and warrants comprising the units to begin separate trading on Nasdaq under the symbols “APTM” and “APTMW”, respectively, on the 52nd day following the date of this prospectus unless Citigroup Global Markets, Inc. informs us of its decision to permit earlier separate trading and we have satisfied certain conditions described herein.

The sponsor members (as defined under “Summary”) and anchor investors have expressed an interest to purchase an aggregate of up to 16,675,000 units in this offering at the public offering price, as described in this prospectus. Of the 16,675,000 units, the sponsor members have expressed an interest to purchase an aggregate of up to 9,325,000 units and the anchor investors have expressed an interest to purchase an aggregate of up to 7,350,000 units.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and, as such, will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 35 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$10.00	$250,000,000
Underwriting discounts and commissions(1)	$0.55	$13,750,000
Proceeds, before expenses, to us	$9.45	$236,250,000

(1)	Includes $0.35 per unit, or $8,750,000 in the aggregate (or $10,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriters only upon the consummation of an initial business combination. See also “Underwriting” for a description of underwriting compensation payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement units described in this prospectus, $250.0 million, or $287.5 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about July 30, 2021

Joint Book-Running Managers

Citigroup	Morgan Stanley

Co-Manager

William Blair

July 27, 2021

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and neither we nor the underwriters take any responsibility, and can provide no assurance as to the reliability of, any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. Neither the delivery of the prospectus nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of the prospectus.

i

A LETTER TO OUR FUTURE BUSINESS COMBINATION PARTNER

If you’re reading this, there is a good chance you’re considering going public via a merger with a special purpose vehicle such as ours. Perhaps you’ve read other offering documents, some of which are prefaced by introductory letters like this one. How many of these letters have been addressed to you?

Our duty is to maximize value for the shareholders who have entrusted us with their capital and are counting on our team to achieve one singular objective: a “successful business combination.” To us, that means partnering with a world class company exactly like yours, facilitating your debut with public investors, and adding value to your long term success as a public company.

It is our experience, honed over the last two decades as growth technology investors, that investors don’t choose extraordinary private companies; extraordinary companies choose their investors. Although our company is a “SPAC”, we reject the way of thinking that calls you a “target.” You are our Partner.

We believe that we can be of significant value to you in your journey into the public markets and for many years after. Our investment in you centers on our strong faith in your management team’s ability to build on the leadership you’ve already established and continue to grow at an aggressive pace. Our way is not to come in and tell you how to run your company.

Our objective is to be your most valuable service provider, and we have assembled a management team and board of directors to make this happen. This assemblage includes two former public company CEO; significant expertise in human capital management, diversity and inclusion; and deep experience in global capital markets, M&A, and growth technology investing. You can draw upon these resources as you see fit, now and over the long term.

We believe that if we make our experience and unique resources available in a low-ego, high value manner, we can help you drive strategic upside and deliver exceptional shareholder returns over the long term.

How can we specifically assist you?

●	New strategic directions. Your business is already on an outstanding growth trajectory - that’s why we are attracted to you as our partner. We also know you will adapt and explore new paths, and we believe we can be helpful in several areas:

○	Growth Initiatives: We believe that one or two critical decisions each year will define just how successful you can be. We can help you recognize which of the many decisions you take will turn out to be the important ones, and quantify various future scenarios with rigor using both our team’s experience and our scenario modeling software to help you stress test your strategy.

○	M&A: As a public company you will have a powerful acquisition currency and we can help you maximize its impact. One of our board members is an M&A expert. While at Morgan Stanley and Qatalyst Partners, she advised on some of the technology industry’s most transformative transactions. Another board member advised global companies on their M&A strategy in the US, Latin America and Asia, working as a Goldman Sachs partner before becoming a public company CEO himself.

○	International: We have managed businesses in multiple regions and understand the challenges and opportunities global expansion brings. Our Board Chair, CEO and three of our board members have each had extensive experience in helping companies expand their international footprints. We have particularly strong capabilities and connectivity in Asia, but our management team have lived and worked in Europe as well.

●	Expanding your pool of diverse and outstanding talent. We have deliberately assembled a diverse management team and board of directors with a goal of enhancing your human capital. These professionals include the former Board Chair and CEO of one of the world’s leading executive recruiting firms; one of the country’s leading experts in diversity, equity and inclusion in the workplace and board room; and a founder and former CEO who took his company public at a stage very similar to yours. If you want to leverage our experience as part of your talent strategy, including some key learnings on diversity, equity and inclusion, we are available to you.

●	Our Network: Alpha’s core business is co-investing alongside venture funds and we have long-standing relationships with over 500 such firms. These funds have 27,651 active portfolio companies collectively and are investors, and often board members, in 144 unicorns. Beyond the Alpha network itself, our board members have been developing relationships with companies, investors and policy makers who may be of interest to you, now or in the future. If there is a relationship on Wall Street or Silicon Valley or corporate America or any global company that you want to explore, we are at your service.

●	A successful public market debut. The immediate job to be done is to optimize your debut with public investors. Going public via SPAC enables you to discuss your strategy and share projections in a way not possible with conventional IPOs or direct listings - a benefit of particular importance for growth-oriented companies like yours. We will utilize our team of analysts and patented scenario analysis software to quantify your story and communicate it to public market investors in a unique and powerful way that makes the most of this important element of SPAC business combinations. It is your story itself that matters most, but we believe our approach will add credibility to the key assumptions investors need to believe and provide added confidence regarding the likelihood that you will meet or exceed the projections you provide.

We also have deep capital markets expertise. In our prior roles, our team has had the privilege of completing scores of successful capital markets transactions with issuers and working closely with many of the world’s largest institutional investors. We have also allocated billions of dollars of investment capital to these public equity funds on behalf of the institutions who employed us, and we understand the pressures they face very well. Given their investment decision-making processes, we believe the rigorous analytical work we will do to frame your business will aid in their consideration. With your permission, we can make our research and analysis available to qualified investors via our interactive software platform, and we can advise your investor relations team on strategy as a publicly listed company.

●	Your long-term shareholders. We have invited many large, well-known family offices that have been investors in our funds for many years to become investors in our company. They have often co-invested with us before and are aligned with our investment criteria and long-term investment horizon. We expect that they will be steadfast shareholders of yours for many years to come. We have also worked with many of the leading institutional equity funds on their public market investments for many years and know what it takes to attract them as long-term shareholders and partners.

Regarding our own investment approach, we are growth investors who value our relationship with you and seek to add value. We are not financial engineers, activists, meddlesome retired CEOs or SPAC opportunists. We know how to support entrepreneurs and management teams as knowledgeable, productive board members and advisors.

These are just some of the ways we believe we can contribute to your long-term success. As we get to know you and your business, we look forward to providing you with specifics - detailed road maps based on serious research, rigorous analysis and lots of listening. We’re here to help you take your business to the next level, to enhance and expand on what you’ve already accomplished. We promise to bring all our resources, attention, intelligence and passion for winning to bear on your behalf.

And we can’t wait to meet you. This will be fun.

Sincerely,

Mike, Matt, Steve, Sean, John, Marcie, Scott and Tracy

and the entire Alpha and BPN teams

Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“anchor investors” are to certain funds and accounts managed by or affiliated with Magnetar Financial LLC, Atalaya Capital Management LP and Owl Rock Technology Finance Corp., all of which are unaffiliated with us and our management team and each of which (i) will purchase private placement units in a private placement that will close concurrently with this offering, (ii) will purchase founder units from our sponsor in connection with the closing of the business combination and (iii) have indicated an interest in purchasing units in this offering, all as described in this prospectus;

•	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•	“company,” “we,” “us,” “our,” or “our company” are to Alpha Partners Technology Merger Corp., a Cayman Islands exempted company;

•	“founder shares” are to our Class B ordinary shares outstanding as of this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

•	“founder warrants” are to the warrants issued to our initial shareholders in a private placement prior to this offering that have the same terms as the private placement warrants;

•	“founder units” are to the units issued to our initial shareholders in a private placement prior to this offering that have the same terms as the public units offered hereby except as described in this prospectus;

•	“initial shareholders” are to our sponsor and each other holder of founder units (or founder shares or founder warrants) upon the consummation of this offering;

•	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•	“our team” are to our executive officers, directors (including our director nominees who will become directors at the consummation of this offering) and advisors;

•	“private placement shares” are to the Class A ordinary shares sold as part of the private placement units;

•	“private placement units” are to the units to be issued to our sponsor and anchor investors in a private placement simultaneously with the closing of this offering, which private placement units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus;

•	“private placement warrants” are to the warrants sold to our sponsor and anchor investors as part of the private placement units and upon conversion of working capital loans, if any;

•	“prospective partner” are to the business or businesses with which we effect our initial business combination;

•	“public shareholders” are to the holders of our public shares, including our sponsor and team to the extent our sponsor and/or members of our team purchase public shares, provided that our sponsor’s and each member of our team’s status as a “public shareholder” will only exist with respect to such public shares;

•	“public shares” are to our Class A ordinary shares to be sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“sponsor” are to Alpha Partners Technology Merger Sponsor LLC, a Delaware limited liability company; and

•	“sponsor members” are to certain family offices and institutions which are members in our sponsor that will have an economic interest in up to 205,000 private placement units and up to 1,033,281 founder units (or up to 1,074,464 founder units if the underwriters’ over-allotment option is exercised in full) upon the consummation of this offering and have indicated an interest in purchasing units in this offering, all as described in this prospectus.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

Alpha Partners Technology Merger Corporation (the “Company”) is a newly formed blank check company incorporated on February 5, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any potential business combination partner (“Partner”) and we have not, nor has anyone on our behalf, initiated any substantive discussions with any potential Partner.

Our objective is to identify, merge with, and partner with a technology business that will exhibit sustained, long-term growth and value creation, though we reserve the right to pursue an acquisition opportunity in any business or industry. The Company will focus on technology businesses which address large and acute market needs or pain-points via the application of software or technology-enabled business models. We intend to pay particularly close attention to businesses which are powered by long-term secular trends and which are able to thrive regardless of market cycle by virtue of the unique utility they provide to their users.

We believe that now is a particularly attractive time to pursue a business combination. A great deal of uncertainty exists around the traditional initial public offering (“IPO”) process. Management teams pursuing traditional IPOs must commit significant capital resources and, more importantly, a vast amount of time and attention to the preparation and execution of a traditional IPO or direct listing. These challenges are particularly acute for fast-moving technology businesses. At the same time, there are more high quality private companies than ever, many of which are IPO-ready. For these companies, there are noteworthy benefits to being publicly traded during their growth stage including increased brand awareness, access to capital markets, and the ability to create acquisition currency. We believe that an initial business combination with a blank-check company such as ours provides an attractive mechanism to go public.

An initial business combination with the Company would provide our Partner with several benefits including value-added advice for the management team; public market credibility and context for investors in that IPO and PIPE; and long term oriented friendly capital sources with whom the Company’s management team has co-invested in the past.

Our Sponsor

Our sponsor is Alpha Partners Technology Merger Sponsor LLC, which was specifically constructed to combine the unique capabilities of our management team and their respective organizations, and our directors. Our sponsor also includes certain partner investors who we feel will uniquely serve the needs of our prospective Partner. There are two core organizations that will be involved in the execution of our mission: Alpha Partners (“Alpha”), and Bullet Point Network, L.P. (“BPN”).

Founded in 2013, Alpha Partners is a technology-focused investment firm with presence in New York City and Silicon Valley. Alpha was founded to address a substantial inefficiency in the venture capital (“VC”) market: while early-stage VC firms are often significant and influential shareholders in leading, highly-valued technology businesses, they frequently lack the fund mandate or the capital to participate in these businesses’ later-stage investment rounds even though they often have the contractual “pro rata pre-emptive” right to do so. Alpha solves this capital gap for early-stage VC firms by making use of these firms’ rights to invest in their most highly sought-

after portfolio companies, often agreeing to share in the economic upside with the early-stage VC partner firms. By employing this strategy over the past 8 years, Alpha has amassed a network of over 500 venture capital firms around the world, representing 27,651 active portfolio companies. Alpha has leveraged this relationship set, creating unmatched asymmetric access, information and insight yielding lucrative opportunities to invest in top-tier pre-IPO and IPO candidate companies backed by some of the world's most sophisticated and experienced investors.

Some of Alpha’s prior investments include Vroom (Nasdaq: VRM), Wish/ContextLogic (Nasdaq: WISH), Careem (acquired by Uber (Nasdaq: UBER)), Coupang, Coursera, Roman Health, Doctor on Demand, Udemy, Lime, GetAround, goPuff, and many others. These pre-IPO opportunities are primarily in the areas we will focus our attention on: e-commerce, e-learning, enterprise software, mobility and transportation, and digital health. Steve Brotman, managing member of our Sponsor, is the founder and managing partner of Alpha Partners.

We also have a close working relationship with Bullet Point Network to assist in evaluating Partners for a potential business combination and help our Partner quantify its story for public investors. BPN is a financial analytics and technology company whose mission is to assist long-term investors in their strategic decision making. Founded in 2017, BPN has developed software which combines research management with scenario modeling in a graph database architecture. On top of their software platform, we value their full-time team of highly-trained fundamental analysts who will provide substantial support to our management team in the execution of our mission and who will be available to our Partner to assist in preparing for their public market investor meetings. Mike Ryan, Board Chair of the Company, is the founder and CEO of BPN.

We also maintain close professional relationships with several large family offices with whom we have co-invested over many years as well as with institutional investors in the SPAC space. We believe our relationships with these investors will support our investment strategy from closing of this offering through and after close of our initial business combination in a number of ways, including through potential participation in this offering and any PIPE transaction we raise in connection with our initial business combination.

Lastly, our Sponsor pledges to donate 1% of its founder shares to 501(c)(3) non-profit organizations whose mission is accelerating the advancement of women and people of color in the venture capital or technology industries.

Our Management Team

Our management team is led by Mike Ryan (Board Chair), Matt Krna (CEO and director), Sean O’Brien (Chief Financial Officer) and Steve Brotman (Managing Member of our Sponsor and director). Matt and Sean are full time. Both Alpha and BPN will be providing the Company with resources and expertise. We will leverage Alpha’s unique sourcing and BPN’s unique analytics capabilities, leveraging a team of 25 professionals across Alpha and BPN to support us in the identification and diligence of potential Partners for the initial business combination. Our team has a shared history of working collaboratively and successfully on a series of growth investments sourced by Alpha, including private round investments in Doctor on Demand, Coursera, Lime, GetAround, Udemy and Socure in and post-IPO analysis of ContextLogic/Wish and Vroom the past twelve months.

Mike Ryan (Board Chair) will lead, with Matt, our Partner outreach and evaluation activities. He is currently the Co-Founder and CEO of Bullet Point Network (BPN) and Venture Partner at Alpha Partners. BPN provides research and software to Alpha Partners’ current Funds and special purpose vehicles. Mike is a co-investor in many of Alpha’s portfolio companies and is a Fund LP. An active private investor, entrepreneur and board member, Mike has almost 30 years of investment, capital markets and management experience and is the CIO of MDR Capital, his family office.

Before founding Bullet Point Network, Mike served as Head of Public Equity and Absolute Return at the Harvard University endowment, Head of Global Securities (overseeing equities, fixed income, currencies and commodities) at Credit Suisse, and Partner and Head of Global Equity Products at Goldman Sachs, where he spent the first 18 years of his career, and where he became a partner in 1998. Over his 30 year career, Mike has been a part of many public offerings, participating as a principal and advising the issuers and investors. Mike has served as a director, committee chair, and board chair on numerous corporate and non-profit boards. Mike graduated summa cum laude with a BA in economics from Yale University where he was an academic All-American in basketball.

Matt Krna (CEO and director) will lead, with Mike, our Partner outreach and evaluation activities. He is currently a Venture Partner at Alpha Partners and the founder and Managing Partner of Ladera Venture Partners. He has over 20 years of private equity and venture capital investment experience. Matt was most recently co-founder and Managing Partner of Princeville Global, a San Francisco and Hong Kong-based growth-stage fund focused on backing breakout-stage technology companies around the world. At Princeville, he helped raise over $450 million and led investments in and served on the boards of companies including Doctor on Demand, a leading telemedicine company, and Remitly, a provider of global remittance services.

Before Princeville Global, Matt was a Partner at Princeville Global’s predecessor fund SoftBank Princeville, a $250 million growth-stage technology investment fund affiliated with SoftBank Group. There he was involved in investments including BigCommerce (Nasdaq: BIGC), Criteo (Nasdaq: CRTO), Fitbit (NYSE: FIT; acquired by Google for $2.1 billion), Kabbage (acquired by American Express for $850 million), Kony (acquired by Temenos), and others. During his tenure at SoftBank Princeville, Matt was also an active advisor to SoftBank Group, Alibaba Group, and YAHOO! Japan and was a member of Sprint Corp.’s venture advisory board. Prior to SoftBank Princeville, Matt held investment roles at Investor AB and Canaan Partners, and was an investment banker at Credit Suisse and Donaldson, Lufkin & Jenrette. From 2014 to 2019, Matt also served as a member of the Board of Directors of IgnitionOne, Inc., a software company focusing on cloud-based digital marketing technology. Matt graduated Harvard University in three years with a cum laude AB degree in history; he was also a member of the varsity swim team. Matt will serve the Company in a full-time capacity.

Steve Brotman (Managing Member of our Sponsor and director) is the founder and Managing Partner at Alpha Partners. Steve also serves as a Senior Advisor to the Pritzker Group’s venture arm, Pritzker Group Venture Capital. Prior to Alpha Partners, Steve was the co-founder and Managing Director of Greenhill SAVP (GSAVP), Greenhill & Co’s venture capital unit (which was spun out as Tribeca Venture Partners), a technology- and business information services-focused venture capital fund. Prior to GSAVP, Steve founded Silicon Alley Venture Partners. At his prior funds, Steve led investments in over 20 companies and was among the first institutional investors in LivePerson (Nasdaq: LPSN, market cap $4.7 billion currently) and Medidata Solutions (formerly public Nasdaq: MDSO before being acquired by Dassault Systèmes for $5.8 billion). Prior to starting his venture career, Steve was also the co-founder of a venture-backed company, AdOne, the pioneer online classified advertising platform. AdOne was backed by Venrock and acquired by Hearst. Steve graduated from Duke University with an Economic Degree and has a JD/MBA from Washington University in St. Louis. Between graduate and undergraduate studies, Steve was trained as a COBOL/DB2 programmer for Accenture.

Steve will assist Matt and Mike’s origination efforts, leveraging the extended Alpha team and our network of 500+ VC firms to originate suitable opportunities amongst their 27,651 portfolio company universe. Subsequent to the business combination, Steve’s relationship network will be tapped to assist our partner in myriad ways, from business development to sourcing potential acquisition opportunities. With Mike, Steve will lead efforts to develop allied long term institutional relationships in support of the transaction.

Sean O’Brien (CFO) currently serves as Venture Partner, Operations at Alpha Partners. Mr. O’Brien, a 25+ year financial markets industry veteran, is a co-founder and Managing Director of Vreeland Asset Management, an investment advisory business formed in 1993. At Vreeland, Mr. O’Brien launched and managed a number of funds and strategies in the equity, real estate and private investment space. He has served in roles that include Chief Investment Officer, Chief Financial Officer, and Director of Investor Relations. Mr. O’Brien also co-founded and served as Managing Director of Brinson Patrick Securities Corporation until 2006. There, he served in roles including Co-Head of Investment Banking as well as Director of Capital Markets and Business Development. At Brinson Patrick, Mr. O’Brien helped develop and pioneer the “at-the-market” equity offering, providing a new capital alternative to public companies, including equity REITs, and later with numerous others, including Fortune 500 companies. Sean graduated from Yale University with a BA in history. Sean will serve the Company in a full-time capacity.

Our Board of Directors

We have assembled a Board of Directors with a view towards providing our business combination Partner with a diverse set of experiences and capabilities to draw upon in continuing to grow and perfect their business. We believe our board will also add significant value in a sourcing capacity given their extensive networks across the technology and corporate ecosystem.

Our approach is to provide our Partner and their board with value added advice, insight, and services. We believe our 7 board members have valuable experience which may benefit our Partner including:

●	2 of our directors have been public company CEOs and Board Chairs

●	4 of our directors have been CEOs, including two tech company founders

●	3 of our directors have been active growth stage investors in the technology sector

●	3 of our directors have investment banking and capital markets experience in the technology sector

●	1 of our directors is among the leading experts on diversity, equity and inclusion in the workplace

●	1 of our directors served as the CEO of one of the largest executive recruiters in the United States

●	1 of our directors was global head of equities at two bulge bracket investment banks and one endowment

●	5 of our directors have international investment and strategic experience

Scott Grimes is the co-Founder, Executive Board Chair and former CEO of Cardlytics (Nasdaq:CDLX), having previously served as the company’s CEO from inception to March 2020 including for the company’s initial public offering in February 2018. Before co-founding Cardlytics, Scott was Senior Vice President and General Manager, Payments at Capital One Financial Corporation. Earlier, Scott was a Senior Vice President at FreeMarkets Inc., and a Principal at McKinsey & Company. From 2014 to 2020, Scott also served as a member of the Board of Directors for electric services company Evergy, Inc. (NYSE: EVRG). Scott graduated from Union College with a degree in electrical engineering and has an MBA for the Stanford Graduate School of Business.

John Rice is the Founder and CEO of Management Leadership for Tomorrow (MLT), a national non-profit organization that fights racial and economic disparities by empowering a new generation of diverse leaders. MLT has partnerships with many of the leading companies in the technology sector and elsewhere and John personally advises many CEOs on how to attract, develop and retain diverse talent. Building on more than 15 years of experience and deep partnerships in developing and implementing diversity, equity and inclusion strategies, MLT launched the MLT Black Equity at Work Certification, a first-of-its-kind, clear standard and roadmap for companies. Prior to MLT, John was an executive with the National Basketball Association, and with the Walt Disney Company in new business development and marketing. John serves on the board of Walker & Dunlop (NYSE: WD) and Opendoor Technologies Inc. (NASDAQ: OPEN). John received his BA from Yale University and his MBA from Harvard Business School.

Marcie Vu is the former co-Head of the Consumer Technology Group at Qatalyst Partners, a premier technology M&A advisory group. Prior to Qatalyst, Marcie was Head of Consumer Internet Investment Banking at Morgan Stanley. Marcie has approximately 21 years of investment banking experience at Qatalyst, Morgan Stanley and Salomon Brothers advising internet, mobile, software and telecommunications clients on transactions with an aggregate value in excess of $100 billion. She advised on the IPOs of Alibaba.com, Facebook, Google, Green Dot, LinkedIn, Pandora, Yandex and Zynga, among others. Marcie’s M&A experience includes advising Admob on its sale to Google, Amazon on its acquisition of Quidsi, CNET on its sale to CBS, Ebates on its sale to Rakuten, eBay on its acquisitions of Gmarket and Rent.com, Elance on its merger with oDesk, Electronic Arts on its acquisition of JAMDAT Mobile, Expedia on its sale to IAC, Flurry on its sale to Yahoo!, Glassdoor on its sale to Recruit, Honey on its sale to Paypal LinkedIn on its sale to Microsoft, MyFitnessPal on its sale to UnderArmour, OpenTable on its sale to Priceline, Orbitz on its sale to Expedia, RetailMeNot on its sale to Harland Clarke, Shipt on its sale to Target, Tellme on its sale to Microsoft, and Zappos on its sale to Amazon. Prior to joining Morgan Stanley in 2002, she worked at Yahoo! for two years in mobile and instant messenger product management. In 2010, Ms. Vu was featured in Investment Dealers’ Digest’s “Forty Under 40: Dealmaking, The Next Generation.” Marcie received a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University.

Tracy R. Wolstencroft is the former President and CEO, and subsequently Board Chair, of Heidrick & Struggles (Nasdaq: HSII). Previously, Tracy was a longstanding Partner of Goldman Sachs where he led a broad range of the firm’s investment banking business around the world including in the United States, Asia, and Latin America. During a 25-year career, he was a member of the firm-wide partnership committee and the investment banking operating committee. A longtime trustee of the National Geographic Society, he recently served as President and CEO during the transition to the Walt Disney Company as the Society’s new joint venture partner for its commercial media business. Tracy has a BA in mathematics from Bowdoin College.

Our Business Strategy

Our mission is to identify and complete a business combination with a market-leading technology-driven company to create long-term value for our shareholders. Our strategy is differentiated by three core advantages: partner sourcing and information access via our over 500 VC network relationships; rigorous public and private growth company diligence, evaluation and scenario modeling leveraging BPN’s patented software; and our experienced team and board of directors available to support our Partner in their initial debut as a public company and thereafter.

We believe that our management team’s prior experience and track record of investing in public and private technology companies; proprietary deal flow from Alpha’s unique VC network; and the rigorous analysis enabled by BPN are differentiated and will enable us to successfully identify and execute an initial business combination. We will leverage Alpha Partners’ extensive network of relationships, ranging from senior management teams at public and private companies to world-class investment partners and advisors, to assist in the identification of potential Partners for the initial business combination.

Partner Sourcing

Our differentiation starts with Alpha’s extensive network of non-competitive VCs that sit on potential Partner boards. This 500+ VC firm network has been created and strengthened over the past 8+ years through Alpha’s unique partnership model. These VC relationships, supplemented by our management team’s own 20+ year personal and professional networks in the technology and entrepreneurial world, will provide us with an important source of potential merger opportunities.

According to Pitchbook, the venture capital ecosystem is populated by 1,879 venture firms. While there are 52 firms investing out of funds with over $1 billion in capital (including Accel, Andreesen Horowitz, SoftBank and Sequoia), 63% of venture firms, or 1,183 firms, are investing out of funds with less than $100 million in assets. These are less well known early-stage, specialist (or sector focused), venture funds. Based on Pitchbook data, 97% of all VC firms manage less than $1 billion, many of whom we have deep long-term relationships with giving us one of our many significant competitive advantages. These smaller firms include firms like SOSV, ffVC, Capital Factory and MATH Venture Partners. By virtue of their early investments in as-yet unproven businesses, these funds are generally large percentage stakeholders in their portfolio companies and, importantly, are customarily assigned pro-rata rights to maintain their ownership stakes through subsequent financing rounds. However, they often lack the capital or mandate to fully utilize these pro-rata rights to participate in the later financing rounds of what have become their best portfolio companies. Alpha’s team regularly interacts with this specialist VC firm community to source its growth equity investments. This network is a strategic advantage to sourcing, evaluating and adding value to our Partner.

Alpha addresses this problem by partnering with these early-stage firms, utilizing their pro-rata rights to secure investment access to highly sought-after companies unavailable to other funds. Alpha shares the economic upside of these investments with their early-stage VC partners, creating a win-win scenario for Alpha and its investors, the VC partner, and the portfolio company. Because Alpha’s business model does not compete with traditional early- and growth-stage firms (the boundary between which is blurring), Alpha is in a unique position to serve as a trusted neutral partner not only in resolving this pro-rata challenge, but also in other areas such as facilitating liquidity.

Because the returns of smaller, specialist funds can often hinge on one or a small number of successful investments, achieving liquidity in these winners is centrally important to these firms. Our Company will offer a pathway to public market liquidity for the portfolio company “winner” that ultimately becomes our Partner. We believe that because of Alpha’s established growth capital role combined with our strong reputations as growth investors we will be perceived among influential early-stage VCs as an unconflicted, friendly and trustworthy collaboration partner for this important transaction. We feel that such positioning will yield preferential deal flow and give us an edge in overcoming our competitors in the market.

In addition to the proprietary deal flow from Alpha’s small and mid-sized VC partners, we anticipate that our management team and board will bring us potential Partners, as will various investment banks, unaffiliated sources, investors, members of the venture capital community, and private equity managers. In evaluating a prospective Partner, we will quickly assess a proper fit with our growth tech focus and confirm that we can add substantial value. If there is a mutual fit, our 15 person analysis team, led by Matt and Mike, will expect to conduct a thorough analysis which will encompass, among other things, meetings with management and employees, as well as a review of financial, operational, legal and other information made available to us.

Rigorous Diligence and Evaluation

Our partner selection and diligence process will be enhanced in both speed and sophistication by the BPN analyst team, and leveraging the BPN software platform. After getting to know the management team and conducting extensive primary research into our Partner’s competitive differentiation, addressable market opportunities, product development roadmap, customer traction, sales strategy, and operating model, we will produce a range of scenarios with a high level of quantitative rigor and attach a strong body of supporting evidence for the assumptions driving each scenario. We believe this deeper understanding of how the story is quantified into future growth and profitability will help our Partner to achieve a successful public listing, make better strategic decisions over time, and enable our Partner to better understand what is required to deliver strong shareholder returns.

The BPN platform integrates research management and scenario modeling by organizing data, research, and qualitative insight to produce probabilistic scenarios based on logical judgments about the company’s key business drivers.  BPN’s integration of both logical and probabilistic graphical models was awarded two patents by the United States Patent Office, Alpha has been granted a license to utilize the BPN platform and we have engaged the BPN analyst team to support us and our Partner. For each scenario analyzed, BPN produces complete financial statement projections, enabling discounted cash flow and multiples analysis for valuation purposes. We and our Partner can adjust the assumptions based on our views and quickly produce updated scenarios to explore different potential outcomes. In addition to evaluating scenarios for how the actual operating results and cash flows may unfold in the future, the BPN Platform also simulates how expectations (i.e. the market’s outlook) for the long term may change as milestones are reached or  market conditions change. BPN believes these two factors: 1) expectations regarding the long-term outlook for growth and profitability; and 2) capital markets conditions; are the primary determinant of stock prices and valuation.   The BPN Feed is an interactive platform whereby anyone to whom we and our Partner grant access can view the evidence supporting key assumptions while exploring  BPN’s scenario analysis in a password-protected environment.

Experienced Team and Board of Directors

Our board of directors and management team bring diverse added value to our Partner in growth disciplines, such as talent recruiting, international expansion, capital formation, public offering preparation, product marketing, diversity, and other topics that drive growth and expansion. We have deliberately assembled such a diverse board with our future Partner in mind, with the expectation that our Partner will require and call on us for different types of advice and assistance at different times during our tenure as their investor and business partner.

These differentiating factors will be augmented by our investing philosophy built around:

●	Low-ego, high-value approach: We will seek to partner with a business that has achieved meaningful scale, growth, differentiation and market leadership. By definition, such a business has already proven that it can succeed at a meaningful level. We believe our role as investors and partners is not to promote operational or organizational change where none is required, but instead to offer differentiated and potentially transformative assistance in key areas that are often not yet fully built out in companies at this growth stage. These also happen to be areas where we have deep expertise and significant experience: capital markets advice; strategic M&A advice; international expansion capabilities; quantitative strategic planning; and industry-specific introductions and connectivity.

●	Rigorous diligence and disciplined approach to valuation: Over the past 20+ years (including three bull markets and two bear markets in tech) we have developed and honed an investment process that is highly rigorous and showcases our business, industry, strategic and investment savvy to the companies in which we’ve invested. We have successfully invested across diverse sectors including software, digital health, fintech, e-commerce, mobility and transportation enterprise software and consumer technology and have deep networks of advisors and contacts who are equipped to help us gain outstanding knowledge in any given sector. We are adept at identifying key investment highlights and risks and properly assessing and weighing them as part of a holistic investment case. From the standpoint of valuation, we seek to find opportunities outside areas of irrational investor frenzy which are still catalyzed by attractive underlying technology trends. Because of our robust opportunity sourcing network, we will have the confidence to withdraw from negotiations with potential Partners if valuation becomes irrational. An irrationally priced transaction will have difficulty getting done, and will not lend itself to a positive outcome in the mid- and long-term for us nor our Partner.

●	Quantifying our Partner’s story with credibility for public investors: We recognize that our business combination is the start, not the conclusion, of a vital new chapter of our Partner’s journey. We believe that our directors’ experience, and BPN’s unique software for scenario modeling, may help our Partner credibly project its longer-term outlook for public equity investors. We also believe our directors’ experiences as public company CEOs, M&A advisors, capital markets bankers, talent & diversity experts, and public equity investors may offer valuable perspective to our Partner.

●	Global Orientation: Different markets are evolving on different timelines and in different ways, with some consumer trends, business models and technology solutions reaching maturity in some markets, while those same trends are more nascent elsewhere. Our management team and directors have successfully invested in growth technology companies in the US, Europe, Asia and the Middle East, and have developed extensive networks across the globe. Our directors have lived and worked in Tokyo, Hong Kong, Singapore and London as well as New York, Boston, Atlanta and the San Francisco Bay area during their extensive careers. If our chosen Partner is a US company, our international networks may represent an attractive resource as that business seeks to rapidly and efficiently expand its footprint around the world. Of recent note are Alpha’s ex-U.S. investments in Coupang, the Amazon of South Korea; Careem, the Uber of the Middle East, acquired by Uber; and ContextLogic’s Wish (Nasdaq: WISH), a U.S.-based mobile-first ecommerce company with a heavy Chinese presence.

●	Management-centric, operationally-minded investing approach: We believe that a partnership-oriented approach that is focused on growth and transformation will lead to better long term results. When appropriate, we will seek to provide operational advice to our Partner’s management team to identify revenue-enhancing opportunities. In addition to experience and relationships drawn from the four CEOs (two of whom served public companies) on our board, we will aim to leverage Alpha’s extensive VC, corporate, finance and entrepreneur network and the BPN team’s proprietary data, analytics and software to help identify possible improvements in our Partner’s business.

●	Support existing teams: Our prospective Partners will typically have strong management teams and boards already in place. We believe that management continuity can reduce the risk associated with an investment. By serving as value added partners for existing management, we believe we will be able to build upon management’s strengths. As constructive board members, we not only embrace the traditional board roles of strategy, governance and oversight, but can also contribute our expertise in stress testing strategic decisions and thoughtfully considering how scenarios may unfold. We will seek to support management teams by assisting them through industry transitions, professionalizing their organizations, and supporting them through other growing pains.

●	Accelerate growth by drawing from a deep pool of proprietary best practices: Through 20+ years of technology investing, we have developed a deep understanding of technology-enabled business models. This understanding coupled with the ability to identify opportunities or improvements that are impactful to performance can deliver sound execution on strategic initiatives. We offer insight and ideas aimed to accelerate organic growth and serve as an experienced execution partner in M&A deals where we can help source, fund, and negotiate transactions.

We expect to remain involved in the post-merger entity and to collaborate with the Partner management team to strengthen the business’s compounding growth. We believe our experience investing in and strategically advising and assisting technology companies, along with our history of supporting world-class management teams, differentiates us as a potential partner for a leading high-growth technology company. Our proven track record of delivering tangible value to portfolio companies includes recruiting senior leadership talent, delivering M&A support, identifying and helping to execute international partnership development opportunities, honing product and marketing strategy, providing business intelligence, and assisting in critical business negotiations.

Our Investment Criteria

We intend to focus on diversified software and information technology sectors including, but not limited to: digital health, enterprise software, e-commerce, e-learning, fintech, information services, mobility and transportation, and tech-enabled services. We believe these sectors will thrive regardless of business cycle. Within these sectors we intend to focus on late stage, public market-ready companies that serve a large industry or multiple industries with a platform or marketplace.

We have identified the following attributes and guidelines to evaluate prospective partners. We may decide, however, to enter into our initial business combination with one or more Partner businesses that do not meet these criteria and guidelines. We intend to pursue an initial business combination with companies that have the following characteristics:

●	Team: We believe strong management teams with solid board governance and controls are critical to long term success. The CEO, in particular, along with the other executive officers and board members are of central importance to us. We will look to partner with a world class team capable of scaling its business, achieving sustainable profitability, maintaining a dynamic, inclusive and diverse culture, and adapting to new opportunities and challenges over time.

●	Addressable Market: Large and growing addressable markets, ideally in segments which have growth and profitability dynamics that reduce their exposure to recessionary pressures, are most attractive to us. We favor businesses which already have a strong position in at least one initial market segment with a clear expansion path to a series of concentric opportunities.

●	Growth: We view long term growth potential as an essential component of value creation. We prefer category leaders with proven business models and compelling unit economics. An already-established leadership position, a strong value proposition, and the proven ability to consistently execute afford a business the opportunity to drive accelerated growth and achieve even more significant degrees of scale.

●	Path to Profitability: We believe capital efficient growth, sales efficiency, attractive margin structure, and a path to sustainable profitability and positive cash flow are the fundamental drivers of long term investment returns: We believe there are three relevant time periods to consider with respect to our prospective Partner: recent past (which can be evaluated for proof of execution results); near-term future projections (which can be evaluated based on visible milestones, pipelines and management action plans); and long term peak economics (which can be evaluated based on a strategic understanding of the company's value proposition, competitive differentiation and addressable market size). We place a great deal of emphasis on compelling unit economics as a precursor to a sustainably profitable business model at scale.

●	Differentiation: We favor businesses that have a sustainable comparative advantage and deep competitive moats. Many times innovation results in category creation, or exposing consumer demand or use cases that were previously unrecognized. In other cases, technology and process improvements can lead to better, faster, more efficient or more powerful results. The ability to continuously innovate is key to successful product development, customer acquisition, sales growth, profitability and continual extension of the competitive moat.

●	Resilient: As we have known good economic times and bad, we favor companies that should outperform in a variety of macro-economic environments. Historically, this has led Alpha to invest in the e-commerce, telehealth, e-learning, mobility and transportation, and “must have” enterprise software, as these sectors tend to do well in good times, and excel in bad times.

●	Valuation: Valuation is inextricably linked with the future growth and cash flow potential of a business. Because the kinds of companies we will evaluate are rapidly growing and in dynamic markets, properly deriving valuation involves making many assumptions and is extremely sensitive to forward expectations. Our team has decades of experience in evaluating these types of assumptions and expectations, as well as analyzing how multiples and metrics for similar businesses have trended over time (not just as a current-market snapshot). We rely on sophisticated modeling informed by our experience and careful diligence. We will collaborate with our prospective business Partner to tell a story to public market investors which outlines and justifies our agreed-upon valuation. Utilizing BPN’s software and expertise, we will work with our prospective partner to develop quantified stories around the company’s future growth prospects and value drivers.

Based on these criteria, and support from the BPN platform, we believe our management team will be able to identify, evaluate, advise and credibly position our business combination Partner for success in the public markets. The criteria set forth are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as on other considerations, factors and criteria that our management may deem relevant.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% fair market value test. Our board of directors will make the determination as to the fair market value of our initial business combination upon standards generally accepted by the financial community. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular prospective partner or if there is a significant amount of uncertainty as to the value of the prospective partner’s assets or prospects.

We anticipate structuring our initial business combination so that the post transaction company will own or acquire up to 100% of the equity interests or assets of the prospective partner business or businesses. We may, however, structure our initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets of the prospective partner business in order to meet certain objectives of the prospective partner management team or shareholders or for other reasons, but we will only complete such business combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the prospective partner or otherwise acquires a controlling interest in the prospective partner sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post transaction company owns or acquires 50% or more of the voting securities of the prospective partner, our shareholders prior to the business combination may collectively own a minority interest in the post transaction company, depending on valuations ascribed to the prospective partner and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a prospective partner. In this case, we would acquire a 100% controlling interest in the prospective partner. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a prospective partner business or businesses are owned or acquired by the post transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of fair market value test described above. If the business combination involves more than one prospective partner business, the 80% of fair market value test will be based on the aggregate value of all of the prospective partner businesses.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with a prospective partner that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or a valuation or appraisal firm that such an initial business combination is fair to our company from a financial point of view.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular prospective partner business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a prospective partner business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

We have filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Other Considerations

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor or any member of our team. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our executive officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view.

Members of our board of directors will directly or indirectly own founder units and private placement units following this offering and, accordingly, may have a conflict of interest in determining whether a particular prospective partner business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a prospective partner business as a condition to any agreement with respect to our initial business combination.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a prospective partner business nor have they had any substantive discussions regarding possible prospective partner businesses among themselves or with our underwriters or other advisors. We are continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective partner business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to select or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to select or locate any such acquisition candidate.

In addition, certain of our executive officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, investment funds, accounts and co-investment vehicles. Accordingly, subject to their fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which they have then current fiduciary or contractual obligations, they will need to honor their fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, our executive officers and directors have, and will have in the future, time and attention requirements for current and future investment funds, accounts and co-investment vehicles.

Corporate Information

Our executive offices are located at Empire State Building, 20 West 34th Street, Suite 4215, New York, NY 10001. The mailing address of our executive offices is 228 Park Avenue South, PMB 84483, New York, NY 10003-1502.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equaled or exceeded $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our ordinary shares held by non-affiliates equaled or exceeded $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered

25,000,000 units (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

•     one Class A ordinary share; and

•    one-third of one redeemable warrant.

Nasdaq symbols	Units: “APTMU” Class A ordinary shares: “APTM” Warrants: “APTMW”
Trading commencement and separation of Class A ordinary shares and warrants

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number outstanding before this offering	7,187,500(1)
Number of private placement units to be sold in a private placement simultaneously with this offering	800,000(2)
Number outstanding after this offering	32,050,000(2)
Ordinary shares:
Number outstanding before this offering	7,187,500(3)
Number outstanding after this offering	32,050,000(2)(3)(4)
Warrants:
Number of founder warrants outstanding before this offering	2,395,833(5)
Number of private placement warrants to be sold in a private placement simultaneously with this offering	266,667(2)
Number of warrants to be outstanding after this offering and the private placement	10,683,333(2)(6)

(1)	Represents 7,187,500 founders units issued to our initial shareholders in consideration of the payment of $25,000 of our expenses.

(2)	Assumes no exercise of the underwriters’ over-allotment option.

(3)	Represents the number of founder shares included in the founder units issued to our initial shareholders in consideration of the payment of $25,000 of our expenses. Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association.

(4)	Includes 25,000,000 Class A ordinary shares, 800,000 private placement shares and 6,250,000 Class B ordinary shares held by our initial shareholders. Does not include up to 937,500 founder shares that are currently outstanding and subject to forfeiture if the underwriters’ over-allotment option is not exercised.

(5)	Represents the number of founder warrants included in the founder units issued to our initial shareholders in consideration of the payment of $25,000 of our expenses.

(6)	Includes 8,333,333 public warrants included in the units sold in this offering, 2,083,333 founders warrants included in the founders units and 266,667 private placement warrants included in the private placement units.

Exercisability

Each whole warrant sold in this offering is exercisable to purchase one Class A ordinary share, subject to adjustment as described herein. Only whole warrants are exercisable.

We structured each unit to contain one-third of one redeemable warrant, with each whole warrant exercisable for one Class A ordinary share in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for prospective partner businesses.

Exercise price	$11.50 per whole share, subject to adjustments as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described below under “Redemption of warrants when the price per Class A ordinary share equal or exceed $10.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

Exercise period

The warrants will become exercisable 30 days after the completion of our initial business combination; provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the public resale of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. If the registration statement covering the public resale of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•  in whole and not in part;

•  at a price of $0.01 per warrant;

•  upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the “30-day redemption period”; and

•   if, and only if, the last reported sales price (the “closing price”) of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and certain issuances of Class A ordinary shares and equity linked securities ) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”).

We will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period.

Any such exercise would not be on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00

After the warrants become exercisable, we may redeem the outstanding warrants:

•  in whole and not in part;

•  at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Shareholders’ Warrants” based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below); and

•  if, and only if, the Reference Value equals or exceeds $10.00 per public share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders.

The “fair market value” of our Class A ordinary shares shall mean the volume-weighted average price of our Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. We will provide our warrant holders with the final fair market value no later than one business day after the 10-day trading period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

No fractional Class A ordinary shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. Please see the section entitled “Description of Securities—Warrants—Public Shareholders’ Warrants” for additional information.

Directed Unit Program

At our request, the underwriters have reserved for sale, at the initial public offering price, up to 4.9% of the units offered in this offering (assuming no exercise of the underwriters’ over-allotment option) in a directed unit program to certain individuals associated with us and our directors and management team. We will offer these units to the extent permitted under applicable regulations. The number of units available for sale to the general public in this offering will be reduced to the extent these persons purchase reserved units. Any reserved units not purchased will be offered by the underwriters to the general public on the same terms as the other units.

Founder units

On February 5, 2021, an affiliate of our sponsor paid $25,000, or approximately $0.003 per unit, to cover certain offering costs in consideration for 7,187,500 founder units which were subsequently transferred to our sponsor . Each founder unit consists of one Class B ordinary share and one-third of one warrant.

Prior to the initial investment in us of $25,000 by our initial shareholders, we had no assets, tangible or intangible. The per unit price of the founder units was determined by dividing the amount contributed to us by the number of founder units issued.

Up to 937,500 founder units held by our initial shareholders are subject to forfeiture, depending on the extent to which the underwriter’s over-allotment option is exercised.

The founder units are identical to the units being sold in this offering, except that:

•  only holders of the founder shares have the right to vote on the appointment of directors prior to the completion of our initial business combination and holders of a majority of our founder shares may remove a member of the board of directors for any reason;

•  the founder shares are subject to certain transfer restrictions, as described in more detail below;

•  our sponsor and our directors and officers have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold, (ii) to waive their redemption rights with respect to any founder shares and any public shares purchased during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering). If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 8,975,001, or 35.90%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised);

•  the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

•  the founder shares are entitled to registration rights.

The founder warrants are identical to the private placement warrants.

Transfer restrictions on founder shares and private placement units	Except as described herein, our initial shareholders have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement units, private placement shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and our team with respect to any founder shares, private placement units, private placement shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof.

Founder shares conversion and anti-dilution rights	The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of ordinary shares issued and outstanding upon the consummation of this offering (excluding the private placement shares underlying the private placement units), plus the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination (net of any redemptions of Class A ordinary shares by public shareholders), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, members of our team or any of their affiliates upon conversion of working capital loans. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of equity or debt.

Appointment of directors; Voting rights

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors or to continue our company in a jurisdiction outside the Cayman Islands. Holders of our public shares will not be entitled to vote on the appointment of directors or to continue our company in a jurisdiction outside the Cayman Islands. during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of our board of directors for any reason. There is no cumulative voting with respect to the appointment of directors, meaning, following our initial business combination, the holders of more than 50% of our ordinary shares voted for the appointment of directors can appoint all of the directors. These provisions of our amended and restated memorandum and articles of association may only be amended by a resolution passed by a majority of our Class B ordinary shares. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as specified in our amended and restated memorandum and articles of association or as required by law or the applicable rules of Nasdaq then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Approval of certain actions require a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the company, and pursuant to our amended and restated memorandum and articles of association, such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company.

If we seek shareholder approval of our initial business combination, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the shareholders represented in person or by proxy and entitled to vote thereon who attend and vote at a general meeting of the company. In such case, our sponsor, officers and directors have agreed to vote their founder shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination.

Our amended and restated memorandum and articles of association provide that our board of directors will be divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term.

Private placement units

Our sponsor and anchor investors have committed, pursuant to a written agreement, to purchase an aggregate of 800,000 private placement units at a price of $10.00 per unit (or 875,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) for a purchase price of $8,000,000 (or $8,750,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. The private placement units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus. The private placement shares and the private placement warrants are identical to the public shares and public warrants, respectively, except as to transferability and subject to certain limited exceptions. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement units (and the underlying securities) will expire worthless. The private placement warrants will be non-redeemable by us and exercisable on a cashless basis so long as they are held by affiliates of our sponsor or their permitted transferees (see “Description of Securities—Warrants—Private Placement Warrants”). If the private placement warrants are held by holders other than our sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Cashless exercise of private placement warrants	If holders of private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” over the exercise price of the warrants by (x) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that restrict insiders from selling our securities except during specific periods.

Expression of Interest

In aggregate, the sponsor members and anchor investors, have expressed an interest to purchase up to 16,675,000 units being offered in this offering at the public offering price of the units offered hereby, in addition to the private placement units and founders units they are purchasing described above. Of the 16,675,000 units, the sponsor members have expressed an interest to purchase an aggregate of up to 9,325,000 units and the anchor investors have expressed an interest to purchase an aggregate of up to 7,350,000 units. In connection with the foregoing, we have agreed to issue to them an aggregate of up to 405,000 private placement units in connection with the closing of this offering and our sponsor has agreed to transfer an aggregate of up to 1,033,281 of its founder units (or up to 1,074,464 founder units if the underwriters’ over-allotment option is exercised in full) to the sponsor members and up to 681,251 of its founder units (or up to 721,428 founder units if the underwriters’ over-allotment option is exercised in full) to the anchor investors in connection with the closing of the initial business combination. The anchor investors and sponsor members have been provided with the right to participate in additional offerings of securities, if any, in connection with the initial business combination. The anchor investors and sponsor members have not been granted any other material additional shareholder or other rights. If the sponsor members purchase the full number of the units they have expressed an interest in purchasing, they would own, in aggregate, approximately 33% of the outstanding shares following this offering (or approximately 30% of the outstanding shares if the over-allotment option is exercised in full). If each of the anchor investors purchases the full number of units they have an interest in purchasing, they would each own approximately 24% of the outstanding shares following this offering (or approximately 24% of the outstanding shares if the over-allotment option is exercised in full). Accordingly, the purchases by the anchor investors and sponsor members of units in this offering or our securities in the open market (or both) could potentially allow such investors to assert influence over our company, including with respect to our initial business combination.

If the anchor investors and sponsor members purchase the maximum number of units that they have given an indication of interest to purchase, the anchor investors, sponsor and sponsor members would hold approximately 74% of the outstanding shares following this offering (or approximately 71% of the outstanding shares if the over-allotment option is exercised in full). As a result we would not need any of the other public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. In addition, assuming only the minimum number of shares representing a quorum are voted and assuming our sponsor, the sponsor members and anchor investors vote in favor of the business combination, we would not need any of the public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved.

No assurances can be given as to the amount of our securities the anchor investors or sponsor members may purchase in this offering or retain or purchase following this offering at any time prior to or upon the consummation of our initial business combination. As described above, in the event that the anchor investors or sponsor members acquire our units in this offering or after and vote them in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination.

Proceeds to be held in trust account	$250,000,000 (or $287,500,000 if the over-allotment option is exercised in full) of the net proceeds of this offering and the proceeds we will receive from the sale of the private placement units, or $10.00 per unit sold to the public in this offering, will be deposited in a segregated trust account located in the United States with Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus and approximately $1,250,000 will be used to pay expenses in connection with the closing of this offering and approximately $1,750,000 will be used for working capital following this offering. These proceeds include $8,750,000 ($10,062,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions which will be paid to the underwriters upon the closing of the business combination. The remainder of the net proceeds of this offering will not be held in the trust account.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, our amended and restated memorandum and articles of association, as discussed below and subject to the requirements of law and regulation, will provide that the proceeds from this offering and the sale of the private placement units held in the trust account will not be released from the trust account (1) to us, until the completion of our initial business combination, or (2) to our public shareholders, until the earliest of (a) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a (A) shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, and (c) the redemption of our public shares if we have not consummated our business combination within 24 months from the closing of this offering. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest income (if any) to pay our income taxes, if any. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.1% per year, we estimate the interest earned on the trust account will be approximately $250,000 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

•  the net proceeds of this offering and the sale of the private placement units not held in the trust account, which will be approximately $1,750,000 in working capital after the payment of approximately $1,250,000 in expenses relating to this offering; and

•  any loans or additional investments from our sponsor or certain of our officers and directors, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination

Nasdaq rules and our amended and restated memorandum and articles of association require that our initial business combination must occur with one or more prospective partner businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the prospective partner or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

We will complete our initial business combination only if the post-business combination company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the prospective partner or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the prospective partner, our shareholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the prospective partner and us in the business combination transaction. If less than 100% of the equity interests or assets of a prospective partner are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of fair market value test, provided that in the event that the business combination involves more than one prospective partner business, the 80% of fair market value test will be based on the aggregate value of all of the prospective partner businesses and we will treat the prospective partner businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to the completion of our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. If our sponsor, directors, executive officers, advisors or their affiliates engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how our sponsor, directors, executive officers, advisors or their affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a prospective partner that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption right may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our sponsor and our directors and officers have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity.

Limitations on redemptions	Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the prospective partner or its owners, (ii) cash to be transferred to the prospective partner for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. Furthermore, although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in this offering, as many blank check companies do. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company and any transactions where we issue more than 20% of our issued and outstanding ordinary shares (excluding the private placement shares underlying the private placement units) or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by holders of two thirds of our ordinary shares who attend and vote at a general meeting of the company.

If we hold a shareholder vote to approve our initial business combination, we will:

•  conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•  file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman

Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and our team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 8,975,001, or 35.90%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

•  conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•  file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our team at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a prospective partner that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be disbursed directly by the trustee to pay amounts due to any public shareholders who properly exercise their redemption rights as described above adjacent to the caption “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the prospective partner or owners of the prospective partner of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-business combination businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated memorandum and articles of association provides that we will have only 24 months from the closing of this offering to consummate our initial business combination. If we do not consummate an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within 24 months from the closing of this offering.

Our initial shareholders have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares or private placement warrants they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering).

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within 24 months from the closing of this offering, and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity; unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described above adjacent to the caption “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made by the company to our sponsor, officers or directors, or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement units held in the trust account prior to the completion of our initial business combination:

•  repayment of up to an aggregate of $300,000 in loans made to us by an affiliate of our sponsor to cover offering-related and organizational expenses;

•  reimbursement for office space, secretarial, research and administrative services provided to us by our sponsor, and other obligations of our sponsor, in the amount of up to $55,000 per month;

•  reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•  repayment of loans which may be made by our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into units of the post-business combination company at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units.

Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Any such payments will be made either (i) prior to the completion of our initial business combination using proceeds of this offering and the sale of the private placement units held outside the trust account or from loans made to us by our sponsor or an affiliate of our sponsor or certain of our officers and directors or (ii) in connection with or after the consummation of our initial business combination.

Audit committee	We have established and will maintain an audit committee, which will be composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

•	If we seek shareholder approval of our initial business combination, our initial shareholders have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

•	Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•	The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•	The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•	The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

•	The requirement that we consummate an initial business combination within 24 months (or such later date as approved by our shareholders) after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

•	We may not be able to consummate an initial business combination within 24 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

•	If we seek shareholder approval of our initial business combination, our initial shareholders, directors, executive officers, advisors and their affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or public warrants.

•	Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

•	If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

•	If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

•	Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

•	If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient to allow us to operate for the 24 months following the closing of this offering, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or members of our management team to fund our search and to complete our initial business combination.

•	Past performance by our management team or their affiliates may not be indicative of future performance of an investment in us or in the future performance of the business we may acquire.

•	You will not be entitled to protections normally afforded to investors of many other blank check companies.

•	We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

•	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

March 31, 2021
Balance Sheet Data:	Actual
Working capital (deficiency)	$(433,246)
Total assets	$947,163
Total liabilities	$3,186,010
Total shareholder's deficit	$(2,238,847)

Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate prospective partner; our ability to complete our initial business combination;

•	our expectations around the performance of a prospective partner;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	our potential ability to obtain additional financing to complete our initial business combination; our pool of prospective partner businesses;

•	our ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic;

•	the ability of our officers and directors to generate a number of potential business combination opportunities; our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Searching for and Consummating a Business Combination

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 31, 2021, we had a working capital deficiency of $433,246. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. In addition, management is currently evaluating the impact of the COVID-19 pandemic on the industry and its effect on our financial position, results of operations and/or search for a prospective partner company. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or stock exchange listing requirements or if we decide to hold a shareholder vote for business or other reasons. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a prospective partner business as consideration in any business combination.

Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding ordinary shares, we would seek shareholder approval of such business combination. However, except as required by applicable law or stock exchange rule, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business—Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any prospective partner businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

We have identified a material weakness in our internal control over financial reporting as of March 31, 2021. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Following the issuance of the SEC Statement, on April 12, 2021, our management and its audit committee, after consultation with management and a discussion with Marcum LLP, the Company’s independent registered public accounting firm, concluded that, in light of the SEC Statement, it was appropriate to restate certain items in our previously issued audited financial statements as of February 5, 2021 and for the period from February 5, 2021 (inception) through February 5, 2021. As part of such process, we identified a material weakness in its internal controls over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

If we seek shareholder approval of our initial business combination, our sponsor and members of our team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our sponsor will own, on an as-converted basis, 20% of our issued and outstanding ordinary shares (excluding the private placement shares underlying the private placement units) immediately following the completion of this offering. Our sponsor and members of our team also may from time to time purchase Class A ordinary shares prior to the completion of our initial business combination. Our amended and restated memorandum and articles of association provides that, if we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 8,975,001, or 35.90%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our sponsor and our team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination prospective partners, which may make it difficult for us to enter into a business combination with a prospective partner.

We may seek to enter into a business combination transaction agreement with a prospective partner that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination.

Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective partners will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption.

If a large number of shares are submitted for redemption, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for additional third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we consummate an initial business combination within 24 months after the closing of this offering, may give prospective partner businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination prospective partners, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any prospective partner business with which we enter into negotiations concerning a business combination will be aware that we must consummate an initial business combination within 24 months from the closing of this offering.

Consequently, such prospective partner business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination within the required time period with that particular prospective partner business, we may be unable to complete our initial business combination with any prospective partner business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any prospective partner business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic and the status of debt and equity markets.

In March 2020, the World Health Organization declared novel coronavirus disease 2019 (COVID-19) a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, lowered equity market valuations, created significant volatility and disruption in financial markets, and increased unemployment levels, all of which may become heightened concerns upon a second wave of infection or future developments. In addition, the pandemic has resulted in temporary closures of many businesses and the institution of social distancing and sheltering in place requirements in many states and communities. The COVID-19 pandemic has and a significant outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any prospective partner business with which we consummate a business combination could be materially and adversely affected.

Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the prospective partner business’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a prospective partner business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

We may not be able to consummate an initial business combination within 24 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable prospective partner business and consummate an initial business combination within 24 months after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the COVID-19 pandemic continues to grow both in the U.S. and globally and, while the extent of the impact of the pandemic on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the COVID-19 pandemic may negatively impact businesses we may seek to acquire. If we have not consummated an initial business combination within such applicable time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, our public shareholders may receive only $10.00 per public share, or less than $10.00 per public share, on the redemption of their shares, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsor, directors, executive officers, advisors and their affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or public warrants.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions.

In the event that our sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a prospective partner that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how our sponsor, directors, executive officers, advisors or their affiliates will select which shareholders to purchase securities from in any private transaction.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business—Effecting Our Initial Business Combination—Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

If we do not consummate an initial business combination within 24 months from the closing of this offering, our public shareholders may be forced to wait beyond such 24 months before redemption from our trust account.

If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond 24 months from the closing of this offering, before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association, and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we do not complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Because we are neither limited to evaluating a prospective partner business in a particular industry sector nor have we selected any specific prospective partner businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular prospective partner business’s operations.

We may pursue business combination opportunities in any sector, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific prospective partner business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular prospective partner business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular prospective partner business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a prospective partner business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination prospective partner. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek acquisition opportunities in industries or sectors which may or may not be outside of our team’s area of expertise.

We will consider a business combination outside of our team’s area of expertise if a business combination prospective partner is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our team will endeavor to evaluate the risks inherent in any particular business combination prospective partner, we may not adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination prospective partner. In the event we elect to pursue an acquisition outside of the areas of our team’s expertise, our team’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our team’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our team may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Although we have identified general criteria that we believe are important in evaluating prospective partner businesses, we may enter into our initial business combination with a prospective partner that does not meet such criteria, and as a result, the prospective partner business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria.

Although we have identified general criteria for evaluating prospective partner businesses, it is possible that a prospective partner business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a prospective partner that does not meet some or all of these criteria, such combination may not be as successful as a combination with a business that does meet all of our general criteria. In addition, if we announce a prospective business combination with a prospective partner that does not meet our general criteria, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a prospective partner business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the prospective partner business does not meet our general criteria. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent accounting firm or valuation firm or independent investment banking firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement units will provide us with up to $241,250,000 (or $277,437,500 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account the $8,750,000, or $10,062,500 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account and the estimated expenses of this offering).

We may effectuate our initial business combination with a single prospective partner business or multiple prospective partner businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one prospective partner business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several prospective partner businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective partners, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Because we must furnish our shareholders with prospective partner business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective partner businesses.

The federal proxy rules require that a proxy statement with respect to a vote on our proposed business combination include historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of prospective partner businesses we may acquire because some prospective partners may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within 24 months from the closing of this offering.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our team will endeavor to evaluate the risks inherent in a particular prospective partner business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a prospective partner business. Such combination may not be as successful as a combination with a smaller, less complex organization.

We may engage the underwriter or one of its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. The underwriter is entitled to receive deferred commissions that will released from the trust only on a completion of an initial business combination. These financial incentives may cause the underwriter to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage the underwriter or one of its affiliates to provide additional services to us after this offering, including, for example, identifying prospective partners, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay the underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter or its affiliates and no fees or other compensation for such services will be paid to the underwriter or its affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering. The underwriter is also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The fact that the underwriter or its affiliates’ financial interests are tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Risks Relating to Our Securities

We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated company established under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more prospective partner businesses. We have no plans, arrangements or understandings with any prospective partner business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, and (iii) the redemption of our public shares if we have not consummated an initial business within 24 months from the closing of this offering. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have been approved to have our units listed on Nasdaq and our Class A ordinary shares and warrants on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in Nasdaq’s listing standards, our securities may not continue to be listed on Nasdaq in the future or prior to the completion of our initial business combination. In order to continue listing our securities on Nasdaq prior to the completion of our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, our units will not be traded after completion of our initial business combination and, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, the share price of our securities would generally be required to be at least $4.00 per share and our shareholders’ equity would generally be required to be at least $5.0 million. We may not be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities; reduced liquidity for our securities;

•	a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on Nasdaq, our units, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete an initial business combination with a prospective partner business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous prospective partner businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain prospective partner businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain prospective partner businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Prospective partner companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient to allow us to operate for the 24 months following the closing of this offering, it could limit the amount available to fund our search for a prospective partner and complete our initial business combination, and we will depend on loans from our sponsor or team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement units, only $1,750,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon the closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsor, members of our team or any of their affiliates will be sufficient to allow us to operate for at least the 24 months following the closing of this offering; however, our estimate may not be accurate, and our sponsor, members of our team or any of their affiliates are under no obligation to advance funds to us in such circumstances. Of the funds available to us, we expect to use a portion of the funds available to us to pay fees to consultants to assist us with our search for a prospective partner business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep prospective partner businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such prospective partner businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a prospective partner business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a prospective partner business.

In the event that our offering expenses exceed our estimate of $1,250,000, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsor, members of our team or any of their affiliates, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount.

Conversely, in the event that the offering expenses are less than our estimate of $1,250,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, members of our team or any of their affiliates or other third parties to operate or may be forced to liquidate.

Neither our sponsor, members of our team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into units of the post-business combination company at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do not complete our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per public share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the share price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a prospective partner business with which we combine, this diligence may not surface all material issues with a particular prospective partner business. In addition, factors outside of the prospective partner business and outside of our control may later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a prospective partner business or by virtue of our obtaining post-combination debt financing.

Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities.

Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective partner businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our executive officer will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if our team believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our team to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where our team is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within 24 months from the closing of this offering, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective partner business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective partner business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims.

However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective partner businesses.

Since only holders of our founder shares will have the right to vote on the appointment of directors, upon the listing of our shares on Nasdaq, Nasdaq may consider us to be a ‘controlled company’ within the meaning of the Nasdaq rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

After completion of this offering, prior to our initial business combination only holders of our founder shares will have the right to vote on the appointment of directors. As a result, Nasdaq may consider us to be a ‘controlled company’ within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a ‘controlled company’ and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	we have a board that includes a majority of ‘independent directors,’ as defined under the rules of Nasdaq;

•	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter

•	addressing the committee’s purpose and responsibilities; and

•	we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per public share.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we do not to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/ creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available.

We are registering the Class A ordinary shares underlying the warrants under the registration statement for this offering of which this prospectus forms a part. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement for this offering or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct, complete or the SEC issues a stop order.

If the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. In the event holders exercise their warrants on a cashless basis, the number of Class A ordinary shares that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 Class A ordinary shares per warrant (subject to adjustment).

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

If our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.

Our ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the public resale of the Class A ordinary shares issuable upon exercise of these warrants will cause holders to receive fewer Class A ordinary shares upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call the warrants for redemption for cash, we will have the option, in our sole discretion, to require all holders that wish to exercise warrants to do so on a cashless basis. If we choose to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash.

For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the Class A ordinary shares have a fair market value of $17.50 per share, then upon the cashless exercise, the holder will receive 300 Class A ordinary shares. The holder would have received 875 Class A ordinary shares if the exercise price was paid in cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of Class A ordinary shares upon a cashless exercise of the warrants they hold.

The warrants may become exercisable and redeemable for a security other than the Class A ordinary shares, and you will not have any information regarding such other security at this time.

In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the Class A ordinary shares. As a result, if the surviving company redeems your warrants for securities pursuant to the warrant agreement, you may receive a security in a company of which you do not have information at this time. Pursuant to the warrant agreement, the surviving company will be required to use commercially reasonable efforts to register the issuance of the security underlying the warrants within twenty business days of the closing of an initial business combination.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 163,516,667 and 13,750,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount includes shares reserved for issuance upon exercise of outstanding warrants or shares issuable upon conversion of the Class B ordinary shares, if any. The Class B ordinary shares are automatically convertible into Class A ordinary shares at the time of our initial business combination as described herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares to redeem the warrants as described in “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” or upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth herein. However, our amended and restated memorandum and articles of association provides, among other things, that prior to the completion of our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares:

•	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•	could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•	may not result in adjustment to the exercise price of our warrants.

Our initial shareholders may receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.

The founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, members of our team or any of their affiliates upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders, and their permitted transferees can demand that we register the Class A ordinary shares into which founder shares are convertible, the private placement units and the Class A ordinary shares issuable upon exercise of the private placement warrants, and warrants that may be issued upon conversion of working capital loans and the Class A ordinary shares issuable upon conversion of such warrants. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the prospective partner business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our securities that is expected when the securities owned by our initial shareholders or their permitted transferees are registered for resale.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific prospective partner business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific prospective partner business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may issue notes or other debt, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt, or to otherwise incur debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account.

Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our sponsor contributed $25,000, or approximately $0.003 per founder unit, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 94.8% (or $9.48 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.52 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, if, among other things, the Reference Value equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like). Please see “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.” If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants as described above could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the Market Value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.

In addition, we have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the Reference Value equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like). In such a case, the holders will be able to exercise their warrants prior to redemption for a number of shares of our Class A ordinary shares determined based on the redemption date and the fair market value of our Class A ordinary shares. Please see “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.361 shares of our Class A ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing public warrants to purchase 8,333,333 of our Class A ordinary shares (or up to 9,583,333 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement 266,667 private placement warrants (or 291,667 private placement warrants if the underwriters’ over-allotment option is exercised in full) as part of the private placement units, in addition to the 2,083,333 founder warrants (or 2,395,833 founder warrants if the underwriters’ over-allotment option is exercised in full). In addition, if the sponsor makes any working capital loans, it may convert up to $1,500,000 of such loans into up to 150,000 private placement units, at the price of $10.00 per unit. Our public warrants are also redeemable by us for Class A ordinary shares as described in “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.” To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a prospective partner business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the prospective partner business.

Because each unit contains one-third of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-third of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-third of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger prospective partner for prospective partner businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, our team held customary organizational meetings with the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies; prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values; a review of debt-to-equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our team and their experience in identifying operating companies; general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Risks Relating to Regulatory Compliance Requirements

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-business combination business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, and (iii) the redemption of our public shares if we have not consummated an initial business within 24 months from the closing of this offering. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors.

Claims may be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a prospective partner business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders and warrant holders. As a result of our business combination, our tax obligations may be more complex, burdensome and/or uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may: structure our business combination in a manner that requires shareholders and/or warrant holders to recognize gain or income for tax purposes; effect a business combination with a prospective partner company in another jurisdiction; or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the prospective partner company or business is located). We do not intend to make any cash distributions to shareholders or warrant holders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder or a warrant holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares received. In addition, shareholders and warrant holders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a prospective partner company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation—U.S. Federal Income Tax Considerations”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation—U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the start-up exception, potentially not until after the two taxable years following our current taxable year). Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (the “IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their tax advisers regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation—U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the prospective partner company or business is located or in another jurisdiction. The transaction may require a shareholder or warrantholder to recognize taxable income in the jurisdiction in which the shareholder or warrantholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or warrantholders to pay such taxes. Shareholders or warrantholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination prospective partner.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs and the rights of shareholders will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States. For a more detailed discussion of the principal differences between the provisions of the Companies Act applicable to us and, for example, the laws applicable to companies incorporated in the United States and their shareholders, see the section of this prospectus captioned “Description of Securities—Certain Differences in Corporate Law.”

Shareholders of Cayman Islands exempted companies like the Company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our team, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Holders of Class A ordinary shares will not be entitled to vote on any appointment or removal of directors and to continue our company in a jurisdiction outside the Cayman Islands prior to our initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors and to continue our company in a jurisdiction outside the Cayman Islands. Holders of our public shares will not be entitled to vote on the appointment of directors or to continue our company in a jurisdiction outside the Cayman Islands during such time. In addition, prior to our initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, you will not have any say in the management of our company prior to the consummation of an initial business combination.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench our team.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions will include a staggered board of directors, the ability of the board of directors to designate the terms of and issue new series of preference shares, and the fact that prior to the completion of our initial business combination only holders of our Class B ordinary shares, which have been issued to our sponsor, are entitled to vote on the appointment of directors, which may make more difficult the removal of our team and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Risks Relating to Our Management, Directors and Employees

Past performance by our team or their affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our team or their affiliates is presented for informational purposes only. Any past experience of and performance by our team or their affiliates, is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of our team or any of their affiliates’ as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward.

We may not hold an annual general meeting until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements and our amended and restated memorandum and articles of association, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. As an exempted company, there is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with our founding team. Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term.

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to the completion of our initial business combination.

Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

In particular, there is uncertainty as to whether the courts of the Cayman Islands or any other applicable jurisdictions would recognize and enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or entertain original actions brought in the Cayman Islands or any other applicable jurisdiction’s courts against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

For a more detailed discussion, see the section of this prospectus captioned “Description of Securities—Certain Differences in Corporate Law.”

Past performance by our management team may not be indicative of future performance of an investment in us.

Any past experience and performance of our management team is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of our management team’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. None of our sponsor, officers or directors has had experience with a blank check company or special purpose acquisition company in the past.

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the prospective partner business, however, cannot presently be ascertained. Although some of our key personnel may remain with the prospective partner business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the prospective partner business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a prospective partner business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a prospective partner business. In addition, pursuant to an agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement, which is described under the section of this prospectus entitled “Description of Securities—Registration and Shareholder Rights.”

We may have a limited ability to assess the management of a prospective partner business and, as a result, may affect our initial business combination with a prospective partner business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective partner business, our ability to assess the prospective partner business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the prospective partner business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the prospective partner business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination prospective partner’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Mr. Krna and Mr. O’Brien will serve our business on a full time basis. Our other executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. Aside from Mr. Krna and Mr. O’Brien, we do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management—Officers, Directors and Director Nominees.”

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a prospective partner business may be presented to another entity prior to its presentation to us, subject to their fiduciary duties under Cayman Islands law.

In addition, our executive directors and officers expect in the future to become affiliated with other public blank check companies that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a prospective partner business may be presented to such other blank check companies, prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Cayman Islands law.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Officers, Directors and Director Nominees,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a prospective partner business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a prospective partner business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable prospective partner business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities—Certain Differences in Corporate Law—Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more prospective partner businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or initial shareholders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors or initial shareholders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities.

Although we will not be specifically focusing on, or pursuing, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting Our Initial Business Combination—Evaluation of a Prospective Partner Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or initial shareholders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination prospective partner is appropriate for our initial business combination.

On February 5, 2021, an affiliate of our sponsor paid $25,000, or approximately $0.003 per unit, to cover for certain offering costs in consideration for 7,187,500 founder units consisting of 7,187,500 founder shares and 2,395,833 founder warrants . Prior to the initial investment in the company of $25,000 by the affiliate of our sponsor, the company had no assets, tangible or intangible. The per unit price of the founder units was determined by dividing the amount contributed to the company by the number of founder units issued. The founder units will be worthless if we do not complete an initial business combination. In addition, our sponsor and anchor investors have committed, pursuant to a written agreement, to purchase 800,000 private placement units consisting of 800,000 Class A ordinary shares and 266,667 private placement warrants (or 875,000 private placement units consisting of 875,000 Class A ordinary shares and 291,667 private placement warrants if the underwriters’ over-allotment option is exercised in full), at a purchase price of $10.00 per unit in a private placement that will close simultaneously with the closing of this offering. If we do not consummate an initial business within 24 months from the closing of this offering, the private placement units (and the underlying securities) will expire worthless. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a prospective partner business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary of the closing of this offering nears, which is the deadline for our consummation of an initial business combination.

Our team may not be able to maintain control of a prospective partner business after our initial business combination. Upon the loss of control of a prospective partner business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-business combination company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a prospective partner business, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the prospective partner or otherwise acquires a controlling interest in the prospective partner business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-business combination company owns 50% or more of the voting securities of the prospective partner, our shareholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the prospective partner and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a prospective partner. In this case, we would acquire a 100% interest in the prospective partner. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our team will not be able to maintain control of the prospective partner business.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Members of our management team and board of directors have significant experience as founders, board members, officers or executives of other companies. As a result, certain of those persons have been, may be, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may in the future be, affiliated. This may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers or executives of other companies. As a result of their involvement and positions in these companies, certain persons were, are now, or may in the future become, involved in litigation, investigations or other proceedings arising out of or relating to the business affairs of such companies or transactions entered into by such companies. Any such litigation, investigations or other proceedings may divert our management team’s and board’s attention and resources away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Risks Relating to Corporate Governance

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We may seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, extended the time to consummate a business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50%

of the number of the then outstanding private placement warrants. In addition, our amended and restated memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of a special resolution which requires the approval of the holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s shareholders. Our amended and restated memorandum and articles of association provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company; provided that the provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our issued and outstanding Class B ordinary shares. Our initial shareholders, and their permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, 20% of our Class A ordinary shares upon the closing of this offering (excluding the private placement shares underlying the private placement units), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity; unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, this agreement and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of this agreement. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval.

Our letter agreement with our sponsor, and our officers and directors contain provisions relating to transfer restrictions of our founder shares and private placement warrants, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement may be amended without shareholder approval (although releasing the parties from the restriction not to transfer the founder shares for 185 days following the date of this prospectus will require the prior written consent of the underwriters). While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a prospective partner business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Although we believe that the net proceeds of this offering and the sale of the private placement units will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective partner business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a prospective partner business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Such financing may not be available on acceptable terms, if at all. The current economic environment may make it difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative prospective partner business candidate. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the prospective partner business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the prospective partner business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own, on an as-converted basis, 20% of our issued and outstanding ordinary shares (excluding the private placement shares underlying the private placement units). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our initial shareholders purchases any units in this offering or if our initial shareholders purchases any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will control the outcome, as only holders of our Class B ordinary shares will have the right to vote on the election of directors and to remove directors and to continue our company in a jurisdiction outside the Cayman Islands prior to our initial business combination. Accordingly, our sponsor will continue to exert control at least until the completion of our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants, or for amendments necessary for the warrants to be classified as equity. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of our Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any shareholder or warrant holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or to make any amendments that are necessary in the good faith determination of our board of directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in our financial statements, (provided that our board of directors may not amend pursuant to the proceeding clause (iii), the warrant agreement to increase the exercise price, shorten the exercise period, reduce the $18.00 price trigger as described in  “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” or reduce the $10.00 or $18.00 price trigger or amounts set forth in the table described in “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”), but otherwise requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants (i) in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants or (ii) to the extent necessary for the warrants in the good faith determination of our board of directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in our financial statements without the consent of any shareholder or warrant holder. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant. We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

If (x) we issue additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume-weighted average trading price of our Class A ordinary shares during the 10 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $10.00 and $18.00 per share redemption trigger prices of the warrants will be adjusted (to the nearest cent) to be equal to 100% and 180% of the Market Value, respectively. This may make it more difficult for us to consummate an initial business combination with a prospective partner business.

Our warrants will be accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our Class A ordinary shares or may make it more difficult for us to consummate an initial business combination.

Following the consummation of this offering and the concurrent issuance of the private placement warrants to our sponsor, we will account for the 10,683,333 warrants to be issued in connection with this offering (the 8,333,333 public warrants included in the units, the 2,083,333 founder warrants and 266,667 private placement warrants, assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because our warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each of the warrants as a liability at its fair value which will be estimated using an internal valuation model. Our valuation model will utilize inputs such as assumed share prices, volatility, discount factors and other assumptions and may not be reflective of the price at which such warrants can be settled. The impact of changes in the fair value of our warrants on our earnings may have an adverse effect on the market price of our Class A ordinary shares. In addition, potential targets may seek a blank check company that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our team and board of directors.

Risks Associated with Acquiring and Operating a Business in Non-U.S. Countries

If we pursue a prospective partner company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a prospective partner a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to United States tax laws;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks, natural disasters, pandemics and wars;

•	and deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If our team following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our team may resign from their positions as officers or directors of the company and the management of the prospective partner business at the time of the business combination will remain in place. Management of the prospective partner business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and social conditions and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive prospective partner business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that prospective partner business to become profitable.

Exchange rate fluctuations and currency policies may cause a prospective partner business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. prospective partner, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our prospective partner regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any prospective partner business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a prospective partner business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Use of Proceeds

We are offering 25,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private placement units, will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$250,000,000	$287,500,000
Gross proceeds from sale of the private placement units offered in a private placement to affiliates of our sponsor	$8,000,000	$8,750,000
Total gross proceeds	$258,000,000	$296,250,000
Estimated Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$5,000,000	$5,750,000
Legal fees and expenses	325,000	325,000
Printing and engraving expenses	35,000	35,000
Accounting fees and expenses	48,500	48,500
SEC Expenses	43,390	43,390
FINRA Expenses	60,156	60,156
Nasdaq listing and filing fees	75,000	75,000
Director & Officer liability insurance premiums	550,000	550,000
Miscellaneous	112,954	112,954
Total estimated offering expenses (excluding underwriting commissions)	$1,250,000	$1,250,000
Proceeds after estimated offering expenses	$251,750,000	$289,250,000
Held in trust account(3)	$250,000,000	$287,500,000
% of public offering size	100%	100%
Not held in trust account	$1,750,000	$1,750,000

The following table shows the use of the $1,750,000 of net proceeds not held in the trust account.(4)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(5)	$155,000	8.86%
Legal and accounting fees related to regulatory reporting obligations	75,000	4.29%
Administrative and support services	1,320,000	75.42%
Nasdaq continued listing fees	75,000	4.29%
Reserve for Liquidation	100,000	5.71%
Other miscellaneous expenses	25,000	1.43%
Total	$1,750,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)	In addition, a portion of the offering expenses will be paid from the proceeds of loans from an affiliate of the sponsor of up to $300,000 as described in this prospectus. As of March 31, 2021, we had borrowed $123,996 under the promissory note. These loans will be repaid upon completion of this offering out of the $1,250,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)	The underwriters have agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $8,750,000, which constitutes the underwriters’ deferred commissions (or $10,062,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account. See “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination prospective partner in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.1% per year, we estimate the interest earned on the trust account will be approximately $250,000 per year; however, we can provide no assurances regarding this amount.

(5)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

The rules of Nasdaq and our amended and restated memorandum and articles of association provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the $258,000,000 in proceeds we receive from this offering and the sale of the private placement units described in this prospectus, or $296,250,000 if the underwriters’ over-allotment option is exercised in full, $250,000,000 ($10.00 per unit), or $287,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and $8,000,000, or up to $8,750,000 if the underwriters’ over-allotment option is exercised in full, will be used to pay expenses in connection with the closing of this offering (including the portion of the underwriting commissions payable upon closing of this offering) and for working capital following this offering. We will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a prospective partner business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, members of our team or any of their affiliates will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We will reimburse our sponsor for office space, secretarial, research and administrative services provided to members of our team, as well as other obligations of our sponsor, in the amount of up to $55,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

An affiliate of our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of March 31, 2021, we had borrowed $123,996 under the promissory note. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the $1,250,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into units of the post-business combination company at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Dividend Policy

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time, and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. If we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Dilution

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, the private placement warrants or the founder warrants, and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants or founder warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

At March 31, 2021, our net tangible book deficit was $(2,685,329), or approximately $(0.37) per ordinary share. After giving effect to the sale of 25,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 28,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the private placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2021 would have been $5,000,010, or $0.52 per share (or $5,000,005, or $0.45 per share, if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 22,383,006 Class A ordinary shares that may be redeemed for cash, or 25,791,094 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) of $0.89 per share (or $0.82 if the underwriters’ over-allotment option is exercised in full) to our sponsor as of the date of this prospectus and an immediate dilution to public shareholders from this offering of $10.00 per public share. Total dilution to public shareholders from this offering will be $9.48 per share (or $9.55 if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.37)	(0.37)
Increase attributable to public shareholders	0.89	0.82
Pro forma net tangible book value after this offering and the sale of the private placement units	0.52	0.45
Dilution to public shareholders	$9.48	$9.55
Percentage of dilution to public shareholders	94.8%	95.5%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $223,830,060 because holders of up to approximately 89.5% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares).

The following table sets forth information with respect to our initial shareholders, who hold our Class B ordinary shares, and the public shareholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Class B Ordinary Shares(1)	6,250,000	19.50%	$16,667	0.01%	$0.003
Private Placement Shares	800,000	2.50%	8,000,000	3.10%	$10.00
Public Shareholders	25,000,000	78.00%	250,000,000	96.89%	$10.00
	32,050,000	100.00%	$258,016,667	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 937,500 Class B ordinary shares held by our sponsor.

The pro forma net tangible book value per share after this offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering (1)	$(2,685,329)	$(2,685,329)
Net proceeds from this offering and sale of the private placement units(2)	251,750,000	289,250,000
Plus: Offering costs paid in advance, excluded from tangible book value
before this offering	446,482	446,482
Less: Deferred underwriting commissions	(8,750,000)	(10,062,500)
Less: Warrant liabilities pursuant to offering (3)	(11,931,083)	(14,037,708)
Less: Proceeds held in trust subject to redemption(4)	(223,830,060)	(257,910,940)
	$5,000,010	$5,000,005
Denominator:
Class B ordinary shares outstanding prior to this offering	7,187,500	7,187,500
Class B ordinary shares forfeited if over-allotment is not exercised	(937,500)	—
Class A ordinary shares included in the units offered	25,000,000	28,750,000
Class A ordinary shares included in the private placement units	800,000	875,000
Less: Class A ordinary shares subject to redemption	(22,383,006)	(25,791,094)
	9,666,994	11,021,406

(1)	Includes warrant liability related to 2,395,833 founder warrants included in the founder units.

(2)	Expenses applied against gross proceeds include offering expenses of $1,250,000 and underwriting commissions of $5,000,000 or $5,750,000 if the underwriters exercise their over-allotment option (excluding deferred underwriting fees). See “Use of Proceeds.”

(3)	Additional warrant liabilities related to the 266,667 private placement warrants included in the private placement units and 8,333,333 redeemable warrants included in the units to be issued pursuant to the offering (or 291,667 private placement warrants included in the private placement units and 9,583,333 redeemable warrants included in the units to be issued pursuant to the offering if the underwriters exercise their over-allotment option).

(4)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases and Other Transactions with Respect to Our Securities.”

Capitalization

The following table sets forth our capitalization at March 31, 2021, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the private placement units and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2021
	Actual	As Adjusted(1)
Note payable to related party(2)	$123,996	$—
Deferred underwriting commissions(3)	—	8,750,000
Warrant liability(4)	2,252,083	14,183,166
Class A ordinary shares subject to possible redemption, $0.0001 par value; -0- and 22,383,006 shares, actual and as adjusted, respectively(5)	—	223,830,060
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized; -0- and 3,416,994 shares issued and outstanding (excluding -0- and 22,383,006 shares subject to possible redemption), actual and as adjusted, respectively	—	342
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 7,187,500 and 6,250,000 shares issued and outstanding, actual and as adjusted, respectively	719	625
Additional paid-in capital	15,948	7,886,022
Accumulated deficit	(2,255,514)	(2,886,979)
Total shareholders' equity	$(2,238,847)	$5,000,010
Total capitalization	$137,232	$251,763,236

(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 937,500 Class B ordinary shares held by our sponsor.

(2)	An affiliate of our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of March 31, 2021, we had borrowed $123,996 under the note.

(3)	$0.35 per Unit, or $8,750,000 ($10,062,500 if the over-allotment is exercised in full) in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The Company records deferred underwriting commissions upon the closing of the initial public offering as a reduction of additional paid-in capital. Since the actual additional paid-in capital was reduced by the recording of the accrued deferred underwriting commission, total capitalization, as adjusted, includes the amount of the deferred underwriting commission to reflect total capitalization.

(4)	Actual represents warrant liability related to 2,395,833 founder warrants included in the founder units as of March 31, 2021. As adjusted represents warrant liabilities related to 2,083,333 founder warrants included in the founder units, 266,667 private placement warrants included in the private placement units and 8,333,333 redeemable warrants included in the units to be issued pursuant to the offering (assuming no exercise of the underwriters’ over-allotment option). The warrants are accounted for as warrant liabilities and are recorded at fair value upon issuance with changes in fair value each reporting period, as determined by the Company based upon a valuation report obtained from its independent third-party valuation firm, included in earnings.

(5)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a blank check company incorporated on February 5, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination prospective partner and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination prospective partner. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units, our shares, debt or a combination of cash, equity and debt.

The issuance of additional shares in a business combination:

•	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•	could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•	may not result in adjustment to the exercise price of our warrants. Similarly, if we issue debt or otherwise incur significant debt, it could result in: default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of March 31, 2021, we had $500,681 in cash and deferred offering costs of $446,482. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering.

Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through receipt of $25,000, or approximately $0.003 per unit, to cover for certain offering costs in consideration for 7,187,500 founder units. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of $1,250,000, underwriting commissions of $5,000,000, or $5,750,000 if the underwriters’ over-allotment option is exercised in full (excluding deferred underwriting commissions of $8,750,000, or $10,062,500 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement units for a purchase price of $8,000,000 (or $8,750,000 if the underwriters’ over-allotment option is exercised in full) will be $251,750,000 (or $289,250,000 if the underwriters’ over-allotment option is exercised in full). $250,000,000 (or $287,500,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $1,750,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,250,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,250,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions), to complete our initial business combination. We may withdraw interest income (if any) to pay income taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest income earned on the amount in the trust account (if any) will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the prospective partner, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the $1,750,000 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor, members of our management team or any of their affiliates. We will use these funds to primarily identify and evaluate prospective partner businesses, perform business due diligence on prospective partner businesses, travel to and from the offices, plants or similar locations of prospective partner businesses or their representatives or owners, review corporate documents and material agreements of prospective partner businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to the completion of our initial business combination, other than funds available from loans from our sponsor, members of our management team or any of their affiliates. However, if our estimates of the costs of identifying a prospective partner business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to the completion of our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units of the post-business combination company at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $155,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $75,000 for legal and accounting fees related to regulatory reporting obligations; $25,000 for miscellaneous expenses incurred during the search for an initial business combination prospective partner; $75,000 for continued listing fees; and $100,000 will be used as a reserve for our liquidation.

We will also reimburse our sponsor for office space, secretarial, research and administrative services provided to us, as well as other obligations of our sponsor, in the amount of up to $55,000 per month ($1,320,000 in the aggregate).

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a prospective partner business or as a down payment or to fund a “no-shop” provision (a provision designed to keep prospective partner businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such prospective partner businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a prospective partner business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective partner businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we have not consummated our initial business combination within 24 months from the closing of this offering because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-

Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our prospective partner prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A prospective partner business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized prospective partner businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties; reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a prospective partner business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a prospective partner business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement units held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

Proposed Business

General

We are a newly-organized blank check company incorporated on February 5, 2021 as a Cayman Islands exempted company whose business purpose is to effect a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to as our initial business combination. We have not selected any specific business combination prospective partner and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination prospective partner with respect to an initial business combination with us.

Our objective is to identify, merge with, and partner with a technology business that will exhibit sustained, long-term growth and value creation, though we reserve the right to pursue an acquisition opportunity in any business or industry. The Company will focus on technology businesses which address large and acute market needs or pain-points via the application of software or technology-enabled business models. We intend to pay particularly close attention to businesses which are powered by long-term secular trends and which are able to thrive regardless of market cycle by virtue of the unique utility they provide to their users.

We believe that now is a particularly attractive time to pursue a business combination. A great deal of uncertainty exists around the traditional initial public offering (“IPO”) process. Management teams pursuing traditional IPOs must commit significant capital resources and, more importantly, a vast amount of time and attention to the preparation and execution of a traditional IPO or direct listing. These challenges are particularly acute for fast-moving technology businesses. At the same time, there are more high quality private companies than ever, many of which are IPO-ready. For these companies, there are noteworthy benefits to being publicly traded during their growth stage including increased brand awareness, access to capital markets, and the ability to create acquisition currency. We believe that an initial business combination with a blank-check company such as ours provides an attractive mechanism to go public.

An initial business combination with the Company would provide our Partner with several benefits including value-added advice for the management team; public market credibility and context for investors in that IPO and PIPE; and long term oriented friendly capital sources with whom the Company’s management team has co-invested in the past.

Our Sponsor

Our sponsor is Alpha Partners Technology Merger Sponsor LLC, which was specifically constructed to combine the unique capabilities of our management team and their respective organizations, and our directors. Our sponsor also includes certain partner investors who we feel will uniquely serve the needs of our prospective Partner. There are two core organizations that will be involved in the execution of our mission: Alpha Partners (“Alpha”), and Bullet Point Network, L.P. (“BPN”).

Founded in 2013, Alpha Partners is a technology-focused investment firm with presence in New York City and Silicon Valley. Alpha was founded to address a substantial inefficiency in the venture capital (“VC”) market: while early-stage VC firms are often significant and influential shareholders in leading, highly-valued technology businesses, they frequently lack the fund mandate or the capital to participate in these businesses’ later-stage investment rounds even though they often have the contractual “pro rata pre-emptive” right to do so. Alpha solves this capital gap for early-stage VC firms by making use of these firms’ rights to invest in their most highly sought-after portfolio companies, often agreeing to share in the economic upside with the early-stage VC partner firms. By employing this strategy over the past 8 years, Alpha has amassed a network of over 500 venture capital firms around the world, representing 27,651 active portfolio companies. Alpha has leveraged this relationship set, creating unmatched asymmetric access, information and insight yielding lucrative opportunities to invest in top-tier pre-IPO and IPO candidate companies backed by some of the world's most sophisticated and experienced investors.

Some of Alpha’s prior investments include Vroom (Nasdaq: VRM), Wish/ContextLogic (Nasdaq: WISH), Careem (acquired by Uber (Nasdaq: UBER)), Coupang, Coursera, Roman Health, Doctor on Demand, Udemy, Lime, GetAround, goPuff, and many others. These pre-IPO opportunities are primarily in the areas we will focus our attention on: e-commerce, e-learning, enterprise software, mobility and transportation, and digital health. Steve Brotman, managing member of our Sponsor, is the founder and managing partner of Alpha Partners.

We also have a close working relationship with Bullet Point Network to assist in evaluating Partners for a potential business combination and help our Partner quantify its story for public investors. BPN is a financial analytics and technology company whose mission is to assist long-term investors in their strategic decision making. Founded in 2017, BPN has developed software which combines research management with scenario modeling in a graph database architecture. On top of their software platform, we value their full-time team of highly-trained fundamental analysts who will provide substantial support to our management team in the execution of our mission and who will be available to our Partner to assist in preparing for their public market investor meetings. Mike Ryan, Board Chair of the Company, is the founder and CEO of BPN.

We also maintain close professional relationships with several large family offices with whom we have co-invested over many years as well as with institutional investors in the SPAC space. We believe our relationships with these investors will support our investment strategy from closing of this offering through and after close of our initial business combination in a number of ways, including through potential participation in this offering and any PIPE transaction we raise in connection with our initial business combination.

Lastly, our Sponsor pledges to donate 1% of its founder shares to 501(c)(3) non-profit organizations whose mission is accelerating the advancement of women and people of color in the venture capital or technology industries.

Our Management Team

Our management team is led by Mike Ryan (Board Chair), Matt Krna (CEO and director), Sean O’Brien (Chief Financial Officer) and Steve Brotman (Managing Member of our Sponsor and director). Matt and Sean are full time. Both Alpha and BPN will be providing the Company with resources and expertise. We will leverage Alpha’s unique sourcing and BPN’s unique analytics capabilities, leveraging a team of 25 professionals across Alpha and BPN to support us in the identification and diligence of potential Partners for the initial business combination. Our team has a shared history of working collaboratively and successfully on a series of growth investments sourced by Alpha, including private round investments in Doctor on Demand, Coursera, Lime, GetAround, Udemy and Socure in and post-IPO analysis of ContextLogic/Wish and Vroom the past twelve months.

Mike Ryan (Board Chair) will lead, with Matt, our Partner outreach and evaluation activities. He is currently the Co-Founder and CEO of Bullet Point Network (BPN) and Venture Partner at Alpha Partners. BPN provides research and software to Alpha Partners’ current Funds and special purpose vehicles. Mike is a co-investor in many of Alpha’s portfolio companies and is a Fund LP. An active private investor, entrepreneur and board member, Mike has almost 30 years of investment, capital markets and management experience and is the CIO of MDR Capital, his family office.

Before founding Bullet Point Network, Mike served as Head of Public Equity and Absolute Return at the Harvard University endowment, Head of Global Securities (overseeing equities, fixed income, currencies and commodities) at Credit Suisse, and Partner and Head of Global Equity Products at Goldman Sachs, where he spent the first 18 years of his career, and where he became a partner in 1998. Over his 30 year career, Mike has been a part of many public offerings, participating as a principal and advising the issuers and investors. Mike has served as a director, committee chair, and board chair on numerous corporate and non-profit boards. Mike graduated summa cum laude with a BA in economics from Yale University where he was an academic All-American in basketball.

Matt Krna (CEO and director) will lead, with Mike, our Partner outreach and evaluation activities. He is currently a Venture Partner at Alpha Partners and the founder and Managing Partner of Ladera Venture Partners. He has over 20 years of private equity and venture capital investment experience. Matt was most recently co-founder and Managing Partner of Princeville Global, a San Francisco and Hong Kong-based growth-stage fund focused on backing breakout-stage technology companies around the world. At Princeville, he helped raise over $450 million and led investments in and served on the boards of companies including Doctor on Demand, a leading telemedicine company, and Remitly, a provider of global remittance services.

Before Princeville Global, Matt was a Partner at Princeville Global’s predecessor fund SoftBank Princeville, a $250 million growth-stage technology investment fund affiliated with SoftBank Group. There he was involved in investments including BigCommerce (Nasdaq: BIGC), Criteo (Nasdaq: CRTO), Fitbit (NYSE: FIT; acquired by Google for $2.1 billion), Kabbage (acquired by American Express for $850 million), Kony (acquired by Temenos), and others. During his tenure at SoftBank Princeville, Matt was also an active advisor to SoftBank Group, Alibaba Group, and YAHOO! Japan and was a member of Sprint Corp.’s venture advisory board. Prior to SoftBank Princeville, Matt held investment roles at Investor AB and Canaan Partners, and was an investment banker at Credit Suisse and Donaldson, Lufkin & Jenrette. From 2014 to 2019, Matt also served as a member of the Board of Directors of IgnitionOne, Inc., a software company focusing on cloud-based digital marketing technology. Matt graduated Harvard University in three years with a cum laude AB degree in history; he was also a member of the varsity swim team. Matt will serve the Company in a full-time capacity.

Steve Brotman (Managing Member of our Sponsor and director) is the founder and Managing Partner at Alpha Partners. Steve also serves as a Senior Advisor to the Pritzker Group’s venture arm, Pritzker Group Venture Capital. Prior to Alpha Partners, Steve was the co-founder and Managing Director of Greenhill SAVP (GSAVP), Greenhill & Co’s venture capital unit (which was spun out as Tribeca Venture Partners), a technology- and business information services-focused venture capital fund. Prior to GSAVP, Steve founded Silicon Alley Venture Partners. At his prior funds, Steve led investments in over 20 companies and was among the first institutional investors in LivePerson (Nasdaq: LPSN, market cap $4.7 billion currently) and Medidata Solutions (formerly public Nasdaq: MDSO before being acquired by Dassault Systèmes for $5.8 billion). Prior to starting his venture career, Steve was also the co-founder of a venture-backed company, AdOne, the pioneer online classified advertising platform. AdOne was backed by Venrock and acquired by Hearst. Steve graduated from Duke University with an Economic Degree and has a JD/MBA from Washington University in St. Louis. Between graduate and undergraduate studies, Steve was trained as a COBOL/DB2 programmer for Accenture.

Steve will assist Matt and Mike’s origination efforts, leveraging the extended Alpha team and our network of 500+ VC firms to originate suitable opportunities amongst their 27,651 portfolio company universe. Subsequent to the business combination, Steve’s relationship network will be tapped to assist our partner in myriad ways, from business development to sourcing potential acquisition opportunities. With Mike, Steve will lead efforts to develop allied long term institutional relationships in support of the transaction.

Sean O’Brien (CFO) currently serves as Venture Partner, Operations at Alpha Partners. Mr. O’Brien, a 25+ year financial markets industry veteran, is a co-founder and Managing Director of Vreeland Asset Management, an investment advisory business formed in 1993. At Vreeland, Mr. O’Brien launched and managed a number of funds and strategies in the equity, real estate and private investment space. He has served in roles that include Chief Investment Officer, Chief Financial Officer, and Director of Investor Relations. Mr. O’Brien also co-founded and served as Managing Director of Brinson Patrick Securities Corporation until 2006. There, he served in roles including Co-Head of Investment Banking as well as Director of Capital Markets and Business Development. At Brinson Patrick, Mr. O’Brien helped develop and pioneer the “at-the-market” equity offering, providing a new capital alternative to public companies, including equity REITs, and later with numerous others, including Fortune 500 companies. Sean graduated from Yale University with a BA in history. Sean will serve the Company in a full-time capacity.

Our Board of Directors

We have assembled a Board of Directors with a view towards providing our business combination Partner with a diverse set of experiences and capabilities to draw upon in continuing to grow and perfect their business. We believe our board will also add significant value in a sourcing capacity given their extensive networks across the technology and corporate ecosystem.

Our approach is to provide our Partner and their board with value added advice, insight, and services. We believe our 7 board members have valuable experience which may benefit our Partner including:

●	2 of our directors have been public company CEOs and Board Chairs

●	4 of our directors have been CEOs, including two tech company founders

●	3 of our directors have been active growth stage investors in the technology sector

●	3 of our directors have investment banking and capital markets experience in the technology sector

●	1 of our directors is among the leading experts on diversity, equity and inclusion in the workplace

●	1 of our directors served as the CEO of one of the largest executive recruiters in the United States

●	1 of our directors was global head of equities at two bulge bracket investment banks and one endowment

●	5 of our directors have international investment and strategic experience

Scott Grimes is the co-Founder, Executive Board Chair and former CEO of Cardlytics (Nasdaq:CDLX), having previously served as the company’s CEO from inception to March 2020 including for the company’s initial public offering in February 2018. Before co-founding Cardlytics, Scott was Senior Vice President and General Manager, Payments at Capital One Financial Corporation. Earlier, Scott was a Senior Vice President at FreeMarkets Inc., and a Principal at McKinsey & Company. From 2014 to 2020, Scott also served as a member of the Board of Directors for electric services company Evergy, Inc. (NYSE: EVRG). Scott graduated from Union College with a degree in electrical engineering and has an MBA for the Stanford Graduate School of Business.

John Rice is the Founder and CEO of Management Leadership for Tomorrow (MLT), a national non-profit organization that fights racial and economic disparities by empowering a new generation of diverse leaders. MLT has partnerships with many of the leading companies in the technology sector and elsewhere and John personally advises many CEOs on how to attract, develop and retain diverse talent. Building on more than 15 years of experience and deep partnerships in developing and implementing diversity, equity and inclusion strategies, MLT launched the MLT Black Equity at Work Certification, a first-of-its-kind, clear standard and roadmap for companies. Prior to MLT, John was an executive with the National Basketball Association, and with the Walt Disney Company in new business development and marketing. John serves on the board of Walker & Dunlop (NYSE: WD) and Opendoor Technologies Inc. (NASDAQ: OPEN). John received his BA from Yale University and his MBA from Harvard Business School.

Marcie Vu is the former co-Head of the Consumer Technology Group at Qatalyst Partners, a premier technology M&A advisory group. Prior to Qatalyst, Marcie was Head of Consumer Internet Investment Banking at Morgan Stanley. Marcie has approximately 21 years of investment banking experience at Qatalyst, Morgan Stanley and Salomon Brothers advising internet, mobile, software and telecommunications clients on transactions with an aggregate value in excess of $100 billion. She advised on the IPOs of Alibaba.com, Facebook, Google, Green Dot, LinkedIn, Pandora, Yandex and Zynga, among others. Marcie’s M&A experience includes advising Admob on its sale to Google, Amazon on its acquisition of Quidsi, CNET on its sale to CBS, Ebates on its sale to Rakuten, eBay on its acquisitions of Gmarket and Rent.com, Elance on its merger with oDesk, Electronic Arts on its acquisition of JAMDAT Mobile, Expedia on its sale to IAC, Flurry on its sale to Yahoo!, Glassdoor on its sale to Recruit, Honey on its sale to Paypal LinkedIn on its sale to Microsoft, MyFitnessPal on its sale to UnderArmour, OpenTable on its sale to Priceline, Orbitz on its sale to Expedia, RetailMeNot on its sale to Harland Clarke, Shipt on its sale to Target, Tellme on its sale to Microsoft, and Zappos on its sale to Amazon. Prior to joining Morgan Stanley in 2002, she worked at Yahoo! for two years in mobile and instant messenger product management. In 2010, Ms. Vu was featured in Investment Dealers’ Digest’s “Forty Under 40: Dealmaking, The Next Generation.” Marcie received a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University.

Tracy R. Wolstencroft is the former President and CEO, and subsequently Board Chair, of Heidrick & Struggles (Nasdaq: HSII). Previously, Tracy was a longstanding Partner of Goldman Sachs where he led a broad range of the firm’s investment banking business around the world including in the United States, Asia, and Latin America. During a 25-year career, he was a member of the firm-wide partnership committee and the investment banking operating committee. A longtime trustee of the National Geographic Society, he recently served as President and CEO during the transition to the Walt Disney Company as the Society’s new joint venture partner for its commercial media business. Tracy has a BA in mathematics from Bowdoin College.

Our Business Strategy

Our mission is to identify and complete a business combination with a market-leading technology-driven company to create long-term value for our shareholders. Our strategy is differentiated by three core advantages:

partner sourcing and information access via our over 500 VC network relationships; rigorous public and private growth company diligence, evaluation and scenario modeling leveraging BPN’s patented software; and our experienced team and board of directors available to support our Partner in their initial debut as a public company and thereafter.

We believe that our management team’s prior experience and track record of investing in public and private technology companies; proprietary deal flow from Alpha’s unique VC network; and the rigorous analysis enabled by BPN are differentiated and will enable us to successfully identify and execute an initial business combination. We will leverage Alpha Partners’ extensive network of relationships, ranging from senior management teams at public and private companies to world-class investment partners and advisors, to assist in the identification of potential Partners for the initial business combination.

Partner Sourcing

Our differentiation starts with Alpha’s extensive network of non-competitive VCs that sit on potential Partner boards. This 500+ VC firm network has been created and strengthened over the past 8+ years through Alpha’s unique partnership model. These VC relationships, supplemented by our management team’s own 20+ year personal and professional networks in the technology and entrepreneurial world, will provide us with an important source of potential merger opportunities.

According to Pitchbook, the venture capital ecosystem is populated by 1,879 venture firms. While there are 52 firms investing out of funds with over $1 billion in capital (including Accel, Andreesen Horowitz, SoftBank and Sequoia), 63% of venture firms, or 1,183 firms, are investing out of funds with less than $100 million in assets. These are less well known early-stage, specialist (or sector focused), venture funds. Based on Pitchbook data, 97% of all VC firms manage less than $1 billion, many of whom we have deep long-term relationships with giving us one of our many significant competitive advantages. These smaller firms include firms like SOSV, ffVC, Capital Factory and MATH Venture Partners. By virtue of their early investments in as-yet unproven businesses, these funds are generally large percentage stakeholders in their portfolio companies and, importantly, are customarily assigned pro-rata rights to maintain their ownership stakes through subsequent financing rounds. However, they often lack the capital or mandate to fully utilize these pro-rata rights to participate in the later financing rounds of what have become their best portfolio companies. Alpha’s team regularly interacts with this specialist VC firm community to source its growth equity investments. This network is a strategic advantage to sourcing, evaluating and adding value to our Partner.

Alpha addresses this problem by partnering with these early-stage firms, utilizing their pro-rata rights to secure investment access to highly sought-after companies unavailable to other funds. Alpha shares the economic upside of these investments with their early-stage VC partners, creating a win-win scenario for Alpha and its investors, the VC partner, and the portfolio company. Because Alpha’s business model does not compete with traditional early- and growth-stage firms (the boundary between which is blurring), Alpha is in a unique position to serve as a trusted neutral partner not only in resolving this pro-rata challenge, but also in other areas such as facilitating liquidity.

Because the returns of smaller, specialist funds can often hinge on one or a small number of successful investments, achieving liquidity in these winners is centrally important to these firms. Our Company will offer a pathway to public market liquidity for the portfolio company “winner” that ultimately becomes our Partner. We believe that because of Alpha’s established growth capital role combined with our strong reputations as growth investors we will be perceived among influential early-stage VCs as an unconflicted, friendly and trustworthy collaboration partner for this important transaction. We feel that such positioning will yield preferential deal flow and give us an edge in overcoming our competitors in the market.

In addition to the proprietary deal flow from Alpha’s small and mid-sized VC partners, we anticipate that our management team and board will bring us potential Partners, as will various investment banks, unaffiliated sources, investors, members of the venture capital community, and private equity managers. In evaluating a prospective Partner, we will quickly assess a proper fit with our growth tech focus and confirm that we can add substantial value. If there is a mutual fit, our 15 person analysis team, led by Matt and Mike, will expect to conduct a thorough analysis which will encompass, among other things, meetings with management and employees, as well as a review of financial, operational, legal and other information made available to us.

Rigorous Diligence and Evaluation

Our partner selection and diligence process will be enhanced in both speed and sophistication by the BPN analyst team, and leveraging the BPN software platform. After getting to know the management team and conducting extensive primary research into our Partner’s competitive differentiation, addressable market opportunities, product development roadmap, customer traction, sales strategy, and operating model, we will produce a range of scenarios with a high level of quantitative rigor and attach a strong body of supporting evidence for the assumptions driving each scenario. We believe this deeper understanding of how the story is quantified into future growth and profitability will help our Partner to achieve a successful public listing, make better strategic decisions over time, and enable our Partner to better understand what is required to deliver strong shareholder returns.

The BPN platform integrates research management and scenario modeling by organizing data, research, and qualitative insight to produce probabilistic scenarios based on logical judgments about the company’s key business drivers.  BPN’s integration of both logical and probabilistic graphical models was awarded two patents by the United States Patent Office, Alpha has been granted a license to utilize the BPN platform and we have engaged the BPN analyst team to support us and our Partner. For each scenario analyzed, BPN produces complete financial statement projections, enabling discounted cash flow and multiples analysis for valuation purposes. We and our Partner can adjust the assumptions based on our views and quickly produce updated scenarios to explore different potential outcomes. In addition to evaluating scenarios for how the actual operating results and cash flows may unfold in the future, the BPN Platform also simulates how expectations (i.e. the market’s outlook) for the long term may change as milestones are reached or  market conditions change. BPN believes these two factors: 1) expectations regarding the long-term outlook for growth and profitability; and 2) capital markets conditions; are the primary determinant of stock prices and valuation.   The BPN Feed is an interactive platform whereby anyone to whom we and our Partner grant access can view the evidence supporting key assumptions while exploring  BPN’s scenario analysis in a password-protected environment.

Experienced Team and Board of Directors

Our board of directors and management team bring diverse added value to our Partner in growth disciplines, such as talent recruiting, international expansion, capital formation, public offering preparation, product marketing, diversity, and other topics that drive growth and expansion. We have deliberately assembled such a diverse board with our future Partner in mind, with the expectation that our Partner will require and call on us for different types of advice and assistance at different times during our tenure as their investor and business partner.

These differentiating factors will be augmented by our investing philosophy built around:

●	Low-ego, high-value approach: We will seek to partner with a business that has achieved meaningful scale, growth, differentiation and market leadership. By definition, such a business has already proven that it can succeed at a meaningful level. We believe our role as investors and partners is not to promote operational or organizational change where none is required, but instead to offer differentiated and potentially transformative assistance in key areas that are often not yet fully built out in companies at this growth stage. These also happen to be areas where we have deep expertise and significant experience: capital markets advice; strategic M&A advice; international expansion capabilities; quantitative strategic planning; and industry-specific introductions and connectivity.

●	Rigorous diligence and disciplined approach to valuation: Over the past 20+ years (including three bull markets and two bear markets in tech) we have developed and honed an investment process that is highly rigorous and showcases our business, industry, strategic and investment savvy to the companies in which we’ve invested. We have successfully invested across diverse sectors including software, digital health, fintech, e-commerce, mobility and transportation enterprise software and consumer technology and have deep networks of advisors and contacts who are equipped to help us gain outstanding knowledge in any given sector. We are adept at identifying key investment highlights and risks and properly assessing and weighing them as part of a holistic investment case. From the standpoint of valuation, we seek to find opportunities outside areas of irrational investor frenzy which are still catalyzed by attractive underlying technology trends. Because of our robust opportunity sourcing network, we will have the confidence to withdraw from negotiations with potential Partners if valuation becomes irrational. An irrationally priced transaction will have difficulty getting done, and will not lend itself to a positive outcome in the mid- and long-term for us nor our Partner.

●	Quantifying our Partner’s story with credibility for public investors: We recognize that our business combination is the start, not the conclusion, of a vital new chapter of our Partner’s journey. We believe that our directors’ experience, and BPN’s unique software for scenario modeling, may help our Partner credibly project its longer-term outlook for public equity investors. We also believe our directors’ experiences as public company CEOs, M&A advisors, capital markets bankers, talent & diversity experts, and public equity investors may offer valuable perspective to our Partner.

●	Global Orientation: Different markets are evolving on different timelines and in different ways, with some consumer trends, business models and technology solutions reaching maturity in some markets, while those same trends are more nascent elsewhere. Our management team and directors have successfully invested in growth technology companies in the US, Europe, Asia and the Middle East, and have developed extensive networks across the globe. Our directors have lived and worked in Tokyo, Hong Kong, Singapore and London as well as New York, Boston, Atlanta and the San Francisco Bay area during their extensive careers. If our chosen Partner is a US company, our international networks may represent an attractive resource as that business seeks to rapidly and efficiently expand its footprint around the world. Of recent note are Alpha’s ex-U.S. investments in Coupang, the Amazon of South Korea; Careem, the Uber of the Middle East, acquired by Uber; and ContextLogic’s Wish (Nasdaq: WISH), a U.S.-based mobile-first ecommerce company with a heavy Chinese presence.

●	Management-centric, operationally-minded investing approach: We believe that a partnership-oriented approach that is focused on growth and transformation will lead to better long term results. When appropriate, we will seek to provide operational advice to our Partner’s management team to identify revenue-enhancing opportunities. In addition to experience and relationships drawn from the four CEOs (two of whom served public companies) on our board, we will aim to leverage Alpha’s extensive VC, corporate, finance and entrepreneur network and the BPN team’s proprietary data, analytics and software to help identify possible improvements in our Partner’s business.

●	Support existing teams: Our prospective Partners will typically have strong management teams and boards already in place. We believe that management continuity can reduce the risk associated with an investment. By serving as value added partners for existing management, we believe we will be able to build upon management’s strengths. As constructive board members, we not only embrace the traditional board roles of strategy, governance and oversight, but can also contribute our expertise in stress testing strategic decisions and thoughtfully considering how scenarios may unfold. We will seek to support management teams by assisting them through industry transitions, professionalizing their organizations, and supporting them through other growing pains.

●	Accelerate growth by drawing from a deep pool of proprietary best practices: Through 20+ years of technology investing, we have developed a deep understanding of technology-enabled business models. This understanding coupled with the ability to identify opportunities or improvements that are impactful to performance can deliver sound execution on strategic initiatives. We offer insight and ideas aimed to accelerate organic growth and serve as an experienced execution partner in M&A deals where we can help source, fund, and negotiate transactions.

We expect to remain involved in the post-merger entity and to collaborate with the Partner management team to strengthen the business’s compounding growth. We believe our experience investing in and strategically advising and assisting technology companies, along with our history of supporting world-class management teams, differentiates us as a potential partner for a leading high-growth technology company. Our proven track record of delivering tangible value to portfolio companies includes recruiting senior leadership talent, delivering M&A support, identifying and helping to execute international partnership development opportunities, honing product and marketing strategy, providing business intelligence, and assisting in critical business negotiations.

Our Investment Criteria

We intend to focus on diversified software and information technology sectors including, but not limited to: digital health, enterprise software, e-commerce, e-learning, fintech, information services, mobility and transportation, and tech-enabled services. We believe these sectors will thrive regardless of business cycle. Within these sectors we intend to focus on late stage, public market-ready companies that serve a large industry or multiple industries with a platform or marketplace.

We have identified the following attributes and guidelines to evaluate prospective partners. We may decide, however, to enter into our initial business combination with one or more Partner businesses that do not meet these criteria and guidelines. We intend to pursue an initial business combination with companies that have the following characteristics:

●	Team: We believe strong management teams with solid board governance and controls are critical to long term success. The CEO, in particular, along with the other executive officers and board members are of central importance to us. We will look to partner with a world class team capable of scaling its business, achieving sustainable profitability, maintaining a dynamic, inclusive and diverse culture, and adapting to new opportunities and challenges over time.

●	Addressable Market: Large and growing addressable markets, ideally in segments which have growth and profitability dynamics that reduce their exposure to recessionary pressures, are most attractive to us. We favor businesses which already have a strong position in at least one initial market segment with a clear expansion path to a series of concentric opportunities.

●	Growth: We view long term growth potential as an essential component of value creation. We prefer category leaders with proven business models and compelling unit economics. An already-established leadership position, a strong value proposition, and the proven ability to consistently execute afford a business the opportunity to drive accelerated growth and achieve even more significant degrees of scale.

●	Path to Profitability: We believe capital efficient growth, sales efficiency, attractive margin structure, and a path to sustainable profitability and positive cash flow are the fundamental drivers of long term investment returns: We believe there are three relevant time periods to consider with respect to our prospective Partner: recent past (which can be evaluated for proof of execution results); near-term future projections (which can be evaluated based on visible milestones, pipelines and management action plans); and long term peak economics (which can be evaluated based on a strategic understanding of the company's value proposition, competitive differentiation and addressable market size). We place a great deal of emphasis on compelling unit economics as a precursor to a sustainably profitable business model at scale.

●	Differentiation: We favor businesses that have a sustainable comparative advantage and deep competitive moats. Many times innovation results in category creation, or exposing consumer demand or use cases that were previously unrecognized. In other cases, technology and process improvements can lead to better, faster, more efficient or more powerful results. The ability to continuously innovate is key to successful product development, customer acquisition, sales growth, profitability and continual extension of the competitive moat.

●	Resilient: As we have known good economic times and bad, we favor companies that should outperform in a variety of macro-economic environments. Historically, this has led Alpha to invest in the e-commerce, telehealth, e-learning, mobility and transportation, and “must have” enterprise software, as these sectors tend to do well in good times, and excel in bad times.

●	Valuation: Valuation is inextricably linked with the future growth and cash flow potential of a business. Because the kinds of companies we will evaluate are rapidly growing and in dynamic markets, properly deriving valuation involves making many assumptions and is extremely sensitive to forward expectations. Our team has decades of experience in evaluating these types of assumptions and expectations, as well as analyzing how multiples and metrics for similar businesses have trended over time (not just as a current-market snapshot). We rely on sophisticated modeling informed by our experience and careful diligence. We will collaborate with our prospective business Partner to tell a story to public market investors which outlines and justifies our agreed-upon valuation. Utilizing BPN’s software and expertise, we will work with our prospective partner to develop quantified stories around the company’s future growth prospects and value drivers.

Based on these criteria, and support from the BPN platform, we believe our management team will be able to identify, evaluate, advise and credibly position our business combination Partner for success in the public markets. The criteria set forth are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as on other considerations, factors and criteria that our management may deem relevant.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination upon standards generally accepted by the financial community. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular prospective partner or if there is a significant amount of uncertainty as to the value of the prospective partner’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board of directors determines that outside expertise would be helpful or necessary in conducting such analysis. As any such opinion, if obtained, would only state that the fair market value meets the 80% of fair market value threshold, unless such opinion includes material information regarding the valuation of the prospective partner or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required by Schedule 14A of the Exchange Act, any proxy solicitation materials or tender offer documents that we will file with the SEC in connection with our initial business combination will include such opinion.

We anticipate structuring our initial business combination so that the post transaction company in which our public shareholders own shares will own or acquire up to 100% of the equity interests or assets of the prospective partner business or businesses. We may, however, structure our initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets of the prospective partner business in order to meet certain objectives of the prospective partner management team or shareholders or for other reasons, but we will only complete such business combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the prospective partner or otherwise acquires a controlling interest in the prospective partner sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post transaction company owns or acquires 50% or more of the voting securities of the prospective partner, our shareholders prior to the business combination may collectively own a minority interest in the post transaction company, depending on valuations ascribed to the prospective partner and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a prospective partner. In this case, we would acquire a 100% controlling interest in the prospective partner. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a prospective partner business or businesses are owned or acquired by the post transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of fair market value test described above. If the business combination involves more than one prospective partner business, the 80% of fair market value test will be based on the aggregate value of all of the prospective partner businesses.

Other Considerations

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor or any member of our team. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our executive officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view.

Members of our board of directors will directly or indirectly own founder shares and private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular prospective partner business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a prospective partner business as a condition to any agreement with respect to our initial business combination.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a prospective partner business nor have they had any substantive discussions regarding possible prospective partner businesses among themselves or with our underwriters or other advisors. We are continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective partner business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to select or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to select or locate any such acquisition candidate.

In addition, certain of our executive officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, investment funds, accounts and co-investment vehicles. Accordingly, subject to their fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which they have then current fiduciary or contractual obligations, they will need to honor their fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, our executive officers and directors have, and will have in the future, time and attention requirements for current and future investment funds, accounts and co-investment vehicles.

Corporate Information

Our executive offices are located at Empire State Building, 20 West 34th Street, Suite 4215, New York, NY 10001. The mailing address of our executive offices is 228 Park Avenue South, PMB 84483, New York, NY 10003-1502.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equaled or exceeded $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our ordinary shares held by non-affiliates is equaled or exceeded $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to prospective partner businesses. As an existing public company, we offer a partner business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the partner business may, for example, exchange their capital stock, shares or other equity interests in the partner business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe prospective partner businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the prospective partner business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or have negative valuation consequences. Once public, we believe the prospective partner business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions.

Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our team’s backgrounds will make us an attractive business partner, some prospective partner businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

Financial Position

With funds available for a business combination initially in the amount of $241,250,000 after payment of the estimated expenses of this offering and $8,750,000 of deferred underwriting fees (or $277,437,500 after payment of the estimated expenses of this offering and $10,062,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a prospective partner business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the prospective partner business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placements units, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination prospective partner and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination prospective partner. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a prospective partner business, other than our officers and directors.

Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the prospective partner business with which we may ultimately complete our initial business combination.

Although our team will assess the risks inherent in a particular prospective partner business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a prospective partner business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a prospective partner business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Sources of Prospective Partner Businesses

Our process of identifying acquisition prospective partners will leverage our team’s unique industry experiences, proven deal sourcing capabilities and broad and deep network of relationships in numerous industries, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of our directors and executive officers, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities.

In addition, we anticipate that prospective partner business candidates may be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Prospective partner businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to prospective partner businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are pursuing. Our officers and directors, as well as their affiliates, may also bring to our attention prospective partner business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our team determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our team determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by the company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination prospective partner in connection with a contemplated acquisition of such prospective partner by us. We have agreed to pay our sponsor a total of up to $55,000 per month for office space, secretarial, research and administrative support and other obligations of our sponsor and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-business combination company following our initial business combination.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor or any member of our team. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our executive officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including any future special purpose acquisition companies we expect they may be involved in and entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. All of our executive officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, we may pursue an acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the prospective partner business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. See “Management—Conflicts of Interest.”

Evaluation of a Prospective Partner Business and Structuring of Our Initial Business Combination

In evaluating a prospective partner business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular prospective partner, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to identify and evaluate a prospective partner business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective partner business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Prospective Partner’s Management Team

Although we intend to closely scrutinize the management of a prospective partner business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the prospective partner business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our team, if any, in the prospective partner business cannot presently be stated with any certainty. The determination as to whether any of the members of our team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our team will have significant experience or knowledge relating to the operations of the particular prospective partner business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the prospective partner business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange rule, or we may decide to seek shareholder approval for business or other reasons.

Under Nasdaq’s listing rules, shareholder approval would typically be required for our initial business combination if, for example:

•	We issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then-outstanding (other than in a public offering);

•	Any of our directors, officers or substantial security holder (as defined by Nasdaq rules) has a 5% or greater interest, directly or indirectly, in the prospective partner business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 1% or more (or 5% or more if the related party involved is classified as such solely because such person is a substantial security holder); or

•	The issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The Companies Act and Cayman Islands law do not currently require, and we are not aware of any other applicable law that will require, shareholder approval of our initial business combination.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

•	the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•	the expected cost of holding a shareholder vote;

•	the risk that the shareholders would fail to approve the proposed business combination; other time and budget constraints of the company; and

•	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases and Other Transactions with Respect to Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of any such transactions could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (ii) to satisfy a closing condition in an agreement with a prospective partner that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met or (iii) reduce the number of public warrants outstanding or vote such warrants or any matter submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our sponsor and our directors and officers have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement warrants and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity.

Limitations on Redemptions

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). However, the proposed business combination may require: (i) cash consideration to be paid to the prospective partner or its owners, (ii) cash to be transferred to the prospective partner for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer.

The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by holders of two thirds of our ordinary shares who attend and vote at a general meeting of the company, so long as we offer redemption in connection with such amendment.

If we held a shareholder vote to approve our initial business combination, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 8,975,001, or 35.90%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. In addition, our sponsor and our directors and officers have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our founding to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our team at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a prospective partner that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

Given the relatively short period in which to exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the initially scheduled vote on the proposal to approve the business combination, unless otherwise agreed to by us.

Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different prospective partner until 24 months from the closing of this offering.

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our amended and restated memorandum and articles of association provides that we will have only 24 months from the closing of this offering to consummate an initial business combination. If we do not consummate an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within 24 months from the closing of this offering. Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our sponsor and each member of our team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering).

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A)that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,750,000 of proceeds held outside the trust account plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering and the sale of the private placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective partner businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our team will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if our team believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our team to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where our team is unable to find a service provider willing to execute a waiver. The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective partner business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective partner business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective partner businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (excluding our independent registered public accounting firm), prospective partner businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,750,000 from the proceeds of this offering and the sale of the private placement units with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors; however such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $1,250,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,250,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per public share to our public shareholders. Additionally, if we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.”

As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, and (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we do not consummate an initial business combination within 24 months from the closing of this offering.

	REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.	If we do not consummate an initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares.

REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Escrow of offering proceeds	$250,000,000 of the net proceeds of this offering and the sale of the private placement units will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $212,625,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Investment of net proceeds	$250,000,000 of the net proceeds of this offering and the sale of the private placement units held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest income (if any) on proceeds from the trust account to be paid to shareholders is reduced by (i) any income taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of prospective partner business	Our initial business combination must occur with one or more prospective partner businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination.	The fair value or net assets of a prospective partner business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the over-allotment option is exercised following the initial	No trading of the units or the underlying Class A ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. The units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rule to hold a shareholder vote. If we are not required by applicable law or stock exchange rule and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting.

TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.
Business combination deadline	If we do not consummate an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a prospective partner business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies, operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger prospective partner businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a prospective partner business. Furthermore, our obligation to pay cash in connection with our public shareholders who properly exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain prospective partner businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at Empire State Building, 20 West 34th Street, Suite 4215, New York, NY 10001. The cost for our use of this space is included in the fee of up to $55,000 per month that we will pay to our sponsor for office space, administrative and support services, and other obligations of our sponsor. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. Aside from Mr. Krna and Mr. O’Brien, no one on our team is obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a prospective partner business has been selected for our initial business combination and the stage of the business combination process we are in.

Periodic Reporting and Financial Information

We have registered our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective partner business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of prospective partner businesses we may acquire because some prospective partners may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within 24 months from the closing of this offering. We cannot assure you that any particular prospective partner business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the prospective partner business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed prospective partner business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. A prospective partner business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We have filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equaled or exceeded $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our ordinary shares held by non-affiliates is equaled or exceeded $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our team in their capacity as such.

Our Team

Officers and Directors (Including Director Nominees)

Our officers, directors and director nominees are as follows:

Name	Age	Position
Matt Krna	42	Chief Executive Officer and Director
Sean O’Brien	51	Chief Financial Officer
Michael D. Ryan	53	Board Chair and Director
Steve Brotman	52	Director
Scott Grimes	58	Independent Director
John Rice	54	Independent Director
Marcie Vu	48	Independent Director
Tracy R. Wolstencroft	62	Independent Director

Matt Krna has served as our CEO since our inception in February 2021. Matt will lead, with Mike, our Partner outreach and evaluation activities. He is currently a Venture Partner at Alpha Partners and the founder and Managing Partner of Ladera Venture Partners. He has over 20 years of private equity and venture capital investment experience. Matt was most recently co-founder and Managing Partner of Princeville Global, a San Francisco and Hong Kong-based growth-stage fund focused on backing breakout-stage technology companies around the world. At Princeville, he helped raise over $450 million and led investments in and served on the boards of companies including Doctor on Demand, a leading telemedicine company, and Remitly, a provider of global remittance services. Before Princeville Global, Matt was a Partner at Princeville Global’s predecessor fund SoftBank Princeville, a $250 million growth-stage technology investment fund affiliated with SoftBank Group. There he was involved in investments including BigCommerce (Nasdaq: BIGC), Criteo (Nasdaq: CRTO), Fitbit (NYSE: FIT; acquired by Google for $2.1 billion), Kabbage (acquired by American Express for $850 million), Kony (acquired by Temenos), and others. During his tenure at SoftBank Princeville, Matt was also an active advisor to SoftBank Group, Alibaba Group, and YAHOO! Japan and was a member of Sprint Corp.’s venture advisory board. Prior to SoftBank Princeville, Matt held investment roles at Investor AB and Canaan Partners, and was an investment banker at Credit Suisse and Donaldson, Lufkin & Jenrette. From 2014 to 2019, Matt also served as a member of the Board of Directors of IgnitionOne, Inc., a software company focusing on cloud-based digital marketing technology. Matt graduated Harvard University in three years with a cum laude AB degree in history; he was also a member of the varsity swim team. Matt will serve the Company in a full-time capacity. We believe Matt’s experience as a Venture Partner at Alpha Partners and the founder and Managing Partner of Ladera Venture Partners makes him well qualified to serve as CEO.

Sean O’Brien has served as Chief Financial Officer since our inception in February 2021. Sean currently serves as Venture Partner, Operations at Alpha Partners. Mr. O’Brien, a 25+ year financial markets industry veteran, is a co-founder and Managing Director of Vreeland Asset Management, an investment advisory business formed in 1993. At Vreeland, Mr. O’Brien launched and managed a number of funds and strategies in the equity, real estate and private investment space. He has served in roles that include Chief Investment Officer, Chief Financial Officer, and Director of Investor Relations. Mr. O’Brien also co-founded and served as Managing Director of Brinson Patrick Securities Corporation until 2006. There, he served in roles including Co-Head of Investment Banking as well as Director of Capital Markets and Business Development. At Brinson Patrick, Mr. O’Brien helped develop and pioneer the “at-the-market” equity offering, providing a new capital alternative to public companies, including equity REITs, and later with numerous others, including Fortune 500 companies. Sean graduated from Yale University with a BA in history. Sean will serve the Company in a full-time capacity. We believe Sean’s experience as Venture Partner, Operations at Alpha Partners makes him well qualified to serve as Chief Financial Officer.

Michael D. Ryan is a director on our board and a board chair. Mike will lead our Partner outreach and evaluation activities, working closely with Matt. He is currently the Co-Founder and CEO of Bullet Point Network

(BPN). BPN provides research and software to Alpha Partners’ current Funds and special purpose vehicles. Mike is a co-investor in many of Alpha’s portfolio companies and is a Fund LP. An active private investor, entrepreneur and board member, Mike has almost 30 years of investment, capital markets and management experience and is the CIO of MDR Capital, his family office. Before founding Bullet Point Network, Mike served as Head of Public Equity and Absolute Return at the Harvard University endowment, Head of Global Securities (overseeing equities, fixed income, currencies and commodities) at Credit Suisse, and Partner and Head of Global Equity Products at Goldman Sachs, where he spent the first 18 years of his career, and where he became a partner in 1998. Mike has served as a director, committee chair, and board chair on numerous corporate and non-profit boards. Mike graduated summa cum laude with a BA in economics from Yale University where he was an academic All-American in basketball. We believe Mike’s experience as Co-Founder and CEO of BPN makes him well qualified to serve as a director on our board and a board chair.

Steve Brotman has served as a director of our board. Steve is the founder and Managing Partner at Alpha Partners. Steve also serves as a Senior Advisor to the Pritzker Group‘s venture arm, Pritzker Group Venture Capital. Prior to Alpha Partners, Steve was the co-founder and Managing Director of Greenhill SAVP (GSAVP), Greenhill & Co’s venture capital unit (which was spun out as Tribeca Venture Partners), a technology- and business information services-focused venture capital fund. Prior to GSAVP, Steve founded Silicon Alley Venture Partners. At his prior funds, Steve led investments in over 20 companies and was among the first institutional investors in LivePerson (Nasdaq: LPSN, market cap $4.7 billion currently) and Medidata Solutions (formerly public Nasdaq: MDSO before being acquired by Dassault Systèmes for $5.8 billion). Prior to starting his venture career, Steve was also the co-founder of a venture-backed company, AdOne, the pioneer online classified advertising platform. AdOne was backed by Venrock and acquired by Hearst. Steve graduated from Duke University with an Economic Degree and has a JD/MBA from Washington University in St. Louis. Between graduate and undergraduate studies, Steve was trained as a COBOL/DB2 programmer for Accenture.

Steve will assist Matt and Mike’s origination efforts, leveraging the extended Alpha team and our network of 500+ VC firms to originate suitable opportunities amongst their 27,651 portfolio company universe. Subsequent to the business combination, Steve’s relationship network will be tapped to assist our partner in myriad ways, from business development to sourcing potential acquisition opportunities. With Mike, Steve will lead efforts to develop allied institutional relationships in support of the transaction. We believe Steve’s experience as a Senior Advisor to the Pritzker Group’s venture arm, Pritzker Group Venture Capital makes him well qualified to serve as a director.

Scott Grimes will serve as a director upon completion of this offering. He is the co-Founder, Executive Board Chair and former CEO of Cardlytics (Nasdaq:CDLX), having previously served as the company’s CEO from inception to March 2020 including for the company’s initial public offering in February 2018. Before co-founding Cardlytics, Scott was Senior Vice President and General Manager, Payments at Capital One Financial Corporation. Earlier, Scott was a Senior Vice President at FreeMarkets Inc., and a Principal at McKinsey & Company. From 2014 to 2020, Scott also served as a member of the Board of Directors for electric services company Evergy, Inc. (NYSE: EVRG). Scott graduated from Union College with a degree in electrical engineering and has an MBA for the Stanford Graduate School of Business. We believe Scott’s experience as the co-Founder, Executive Board Chair and former CEO of Cardlytics makes him well qualified to serve as a director.

John Rice will serve as a director upon completion of this offering. He is the Founder and CEO of Management Leadership for Tomorrow (MLT), a national non-profit organization that fights racial and economic disparities by empowering a new generation of diverse leaders. MLT has partnerships with many of the leading companies in the technology sector and elsewhere and John personally advises many CEOs on how to attract, develop and retain diverse talent.Building on more than 15 years of experience and deep partnerships in developing and implementing diversity, equity and inclusion strategies, MLT launched the MLT Black Equity at Work Certification, a first-of-its-kind, clear standard and roadmap for companies. Prior to MLT, John was an executive with the National Basketball Association, and with the Walt Disney Company in new business development and marketing. John serves on the board of Walker & Dunlop (NYSE: WD). John received his BA from Yale University and his MBA from Harvard Business School. We believe John’s experience as the Founder and CEO of MLT makes him well qualified to serve as a director.

Marcie Vu will serve as a director upon completion of this offering. She is the former co-Head of the Consumer Technology Group at Qatalyst Partners, a premier technology M&A advisory group. Prior to Qatalyst, Marcie was

Head of Consumer Internet Investment Banking at Morgan Stanley. Marcie has approximately 21 years of investment banking experience at Qatalyst, Morgan Stanley and Salomon Brothers advising internet, mobile, software and telecommunications clients on transactions with an aggregate value in excess of $100 billion. She advised on the IPOs of Alibaba.com, Facebook, Google, Green Dot, LinkedIn, Pandora, Yandex and Zynga, among others. Marcie’s M&A experience includes advising Admob on its sale to Google, Amazon on its acquisition of Quidsi, CNET on its sale to CBS, Ebates on its sale to Rakuten, eBay on its acquisitions of Gmarket and Rent.com, Elance on its merger with oDesk, Electronic Arts on its acquisition of JAMDAT Mobile, Expedia on its sale to IAC, Flurry on its sale to Yahoo!, Glassdoor on its sale to Recruit, Honey on its sale to Paypal LinkedIn on its sale to Microsoft, MyFitnessPal on its sale to UnderArmour, OpenTable on its sale to Priceline, Orbitz on its sale to Expedia, RetailMeNot on its sale to Harland Clarke, Shipt on its sale to Target, Tellme on its sale to Microsoft, and Zappos on its sale to Amazon. Prior to joining Morgan Stanley in 2002, she worked at Yahoo! for two years in mobile and instant messenger product management. In 2010, Ms. Vu was featured in Investment Dealers’ Digest’s “Forty Under 40: Dealmaking, The Next Generation.” Marcie received a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University. We believe Marcie’s experience as the former co-Head of the Consumer Technology Group at Qatalyst Partners, a premier technology M&A advisory group, makes her well qualified to serve as a director.

Tracy R. Wolstencroft will serve as a director upon completion of this offering. He is the former President and CEO, and subsequently Board Chair, of Heidrick & Struggles (Nasdaq: HSII). Previously, Tracy was a longstanding Partner of Goldman Sachs where he led a broad range of the firm’s investment banking business around the world including in the United States, Asia, and Latin America. During a 25-year career, he was a member of the firm-wide partnership committee and the investment banking operating committee. A longtime trustee of the National Geographic Society, he recently served as President and CEO during the transition to the Walt Disney Company as the Society’s new joint venture partner for its commercial media business. Tracy has a BA in mathematics from Bowdoin College. We believe Tracy’s experience as the former President and CEO, and subsequently Board Chair, of Heidrick & Struggles makes him well qualified to serve as a director.

Number and Terms of Office of Officers and Directors

We will have seven directors upon completion of this offering. Our board of directors is divided into three classes, with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. The term of office of the first class of directors, consisting of Scott Grimes, John Rice, and Marcie Vu will expire at our first general annual meeting. The term of office of the second class of directors, consisting of Matt Krna and Tracy R. Wolstencroft will expire at our second annual general meeting. The term of office of the third class of directors, consisting of Michael D. Ryan and Steve Brotman, will expire at our third annual general meeting.

Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

Pursuant to an agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provides that our officers may consist of one or more Board Chair of the board, chief executive officer, chief financial officer, chief business officer, president, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Director Independence

The rules of Nasdaq require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship with the company which in the opinion of the company’s board of directors, could interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have “independent directors” as defined in Nasdaq’s listing standards and applicable SEC rules. Our board of directors has determined that four are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will reimburse our sponsor for office space, secretarial, research and administrative services provided to us, and other obligations of our sponsor, in the amount of up to $55,000 per month. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying prospective partner businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our team’s motivation in identifying or selecting a prospective partner business but we do not believe that the ability of our team to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a nominating committee and a compensation committee.

Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that has been approved by our board and will have the composition and responsibilities described below. The charter of each committee will be available on our website.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we have established an audit committee of the board of directors. Marcie Vu, Scott Grimes and John Rice will serve as members of our audit committee. Our board of directors has determined that each of Marcie Vu, Scott Grimes and John Rice are independent. Marcie Vu will serve as the Board Chair of the audit committee. Each member of the audit committee meets the financial literacy requirements of Nasdaq and our board of directors has determined that qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The audit committee is responsible for:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit prospective partner having primary responsibility for the audit and the audit prospective partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•	determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we have established a nominating committee of our board of directors. The members of our nominating committee will be Tracy Wolstencroft, Marcie Vu and John Rice. Tracy Wolstencroft will serve as Board Chair of the nominating committee. Our board of directors has determined that each of Tracy Wolstencroft, Marcie Vu and John Rice is independent.

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which will be specified in a charter to be adopted by us, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we have established a compensation committee of our board of directors. The members of our compensation committee will be Scott Grimes, Tracy Wolstencroft and John Rice and Scott Grimes will serve as Board Chair of the compensation committee.

Our board of directors has determined that each of Scott Grimes, Tracy Wolstencroft and John Rice are independent. We have adopted a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers; reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of shareholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and may only decide to present it to us if such entity rejects the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors are subject. Notwithstanding the foregoing, we may pursue an acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the prospective partner business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Below is a table summarizing the entities to which our executive officers, directors and advisors currently have fiduciary duties, contractual obligations or other material management relationships:

INDIVIDUAL	ENTITY	ENTITY’S BUSINESS	AFFILIATION
Michael D. Ryan	Alpha Partners Management LLC	Investments	Venture Partner, Diligence Advisor, Co-Investor, and Service Provider
	Branded Hospitality Group, LLC	Investments	Advisor, Shareholder, Co-Investor, and Service Provider
	Bullet Point Network, LP	Research Software and Services	C.E.O. and Managing Partner
	E-Dot Apps Limited	Investments	Advisor, Shareholder, Co-Investor and Service Provider
	Equiam, LLC	Investments	Advisor, Shareholder, Co-Investor and Service Provider
	Management Leadership for Tomorrow	Diverse Talent Development	Director
	MDR Capital Partners, LLC	Investments	Managing Member
	Scholarship America, Inc.	Scholarship Management	Director, Immediate Past Board Chair
In addition, Mr. Ryan is a shareholder, advisor or director of eight private companies, where BPN has been a service provider and BPN provides a service to other investors under master services agreements and specific statements of work. None of these involve a material management relationship or fiduciary duty.

Matt Krna	Ladera Venture Partners, LLC	Investments	Managing Partner
	Alpha Partners Management LLC	Investments	Venture Partner
Sean O’Brien	Vreeland Asset Management, Inc.	Investments	Owner
	Alpha Partners Management LLC	Investments	Venture Partner, Operations
Steve Brotman	Alpha Partners Management LLC	Investments	Owner
Scott Grimes	Cardlytics, Inc.	Digital Advertising Platform	Director
	FinTech Atlanta	Financial Technology Coalition	Board Chair
John Rice	Walker & Dunlop	Real Estate Finance	Director
	Management Leadership for Tomorrow	Diverse Talent Development	Founder and CEO
	Opendoor Technologies Inc.	Real Estate Technology	Director
Marcie Vu	ThredUp Inc.	Online Retail	Director
Tracy R. Wolstencroft	National Geographic Society	Exploration and Storytelling	Trustee

Potential investors should also be aware of the following other potential conflicts of interest:

•	Aside from Mr. Krna and Mr. O’Brien, our executive officers, directors and external advisors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees other than Messrs. Krna and O’Brien prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•	Our sponsor subscribed for founder shares prior to the date of this prospectus and our sponsor will purchase private placement units in a transaction that will close simultaneously with the closing of this offering. Our sponsor and our directors and officers have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Additionally, our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within the required time period. If we do not complete our initial business combination within the required time period, the private placement units and the underlying securities will expire worthless. Except as described herein, our sponsor and our team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, private placement units and the Class A ordinary shares underlying such warrants, will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and director nominees will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular prospective partner business is an appropriate business with which to effectuate our initial business combination.

•	Our officers, directors and external advisors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers, directors and advisors was included by a prospective partner business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor or any member of our team. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our executive officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by us any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on Nasdaq, we will also reimburse our sponsor for office space, secretarial, research and administrative services provided to us, and other obligations of our sponsor, in the amount of up to $55,000 per month.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association.

We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•	each of our executive officers, directors and director nominees; and all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the founder warrants or the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus. The following table also does not reflect any units that may be purchased in this offering, including through the directed unit program, as described under “Underwriting—Directed Unit Program.”

On February 5, 2021, an affiliate of our sponsor paid $25,000, or approximately $0.003 per founder unit, to cover for certain offering costs in consideration for 7,187,500 founder units (of which, 937,500 are subject to forfeiture if the underwriters do not exercise their over-allotment option). In addition, our sponsor and anchor investors have committed, pursuant to a written agreement, to purchase an aggregate of 800,000 private placement units (or 875,000 if the over-allotment option is exercised in full) for a purchase price of $8,000,000 in a private placement (or $8,750,000 if the over-allotment option is exercised in full) that will occur simultaneously with the closing of this offering (assuming the underwriters do not exercise their over-allotment option). Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per unit price of the founder unit was determined by dividing the amount contributed to the company by the number of founder units issued. The number of shares beneficially owned and post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option and that there are 32,050,000 ordinary shares issued and outstanding after this offering, consisting of (i) 25,000,000 Class A ordinary shares, (ii) 800,000 Class A ordinary shares underlying the private placement units issued simultaneously with the closing of this Offering and (iii) 6,250,000 Class B ordinary shares

	NUMBER OF SHARES BENEFICIALLY OWNED BEFORE OFFERING(2)	NUMBER OF SHARES BENEFICIALLY OWNED AFTER OFFERING(2)(5)	APPROXIMATE PERCENTAGE OF NUMBER OF OUTSTANDING ORDINARY SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)			BEFORE OFFERING	AFTER OFFERING
Alpha Partners Technology Merger Sponsor LLC(3)	7,187,500	6,850,000	100%	21.37%
Matthew Krna	–	–	–	–
Sean O’Brien	–	–	–	–
Michael D. Ryan	–	–	–	–
Steve Brotman	–	–	–	–
Scott Grimes	–	–	–	–
John Rice	–	–	–	–
Marcie Vu	–	–	–	–
Tracy R. Wolstencroft	–	–	–	–
All officers, directors and director nominees as a group (8 individuals)	–	–	–	–

*	Less than one percent.

(1)	The business address of each of the following entities and individuals is c/o Empire State Building, 20 West 34th Street, Suite 4215, New York, NY 10001.

(2)	Interests shown consist solely of founder shares, classified as Class B ordinary shares, together with the Class A ordinary shares underlying the private placement units. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination as described in the section entitled “Description of Securities.”

(3)	The shares reported herein are held in the name of our sponsor. There are three managers of our sponsor’s board of managers consisting of Matthew Krna, Brotman Ventures, Inc. (an affiliate of Steve Brotman) and MDR Capital Partners, LLC (an affiliate of Michael D. Ryan). Each manager has one vote, and the approval of two of the three members of the board of managers is required to approve an action of our sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to our sponsor. Based upon the foregoing analysis, no individual manager of our sponsor exercises voting or dispositive control over any of the securities held by our sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(4)	Does not include any shares indirectly owned by this individual as a result of his or her indirect ownership interest in our sponsor.

(5)	Does not include the 200,000 Class B ordinary shares underlying the private placement units being purchased by the anchor investors in connection with closing of this offering.

Immediately after this offering, our initial shareholders will beneficially own approximately 20% of the then issued and outstanding ordinary shares and will have the right to appoint all of our directors prior to the completion of our initial business combination, and to vote to continue our company in a jurisdiction outside the Cayman Islands prior to the completion of our initial business combination. Holders of our public shares will not have the right to appoint any directors to our board of directors or to vote to continue our company in a jurisdiction outside the Cayman Islands prior to the completion of our initial business combination. Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.

Our sponsor and our directors and officers have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Further, our sponsor and each member of our team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination.

Our sponsor is deemed to be our “promoter” as such term is defined under the federal securities laws.

Transfers of Founder Shares, Founder Warrants and Private Placement Units

The founder shares, founder warrants, private placement shares, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreement entered into by our sponsor and our team. Our sponsor and our team have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their founder warrants, private placement shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. The foregoing restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or prospective partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the founder shares, private placement shares, private placement warrants or Class A ordinary shares, as applicable, were originally purchased; (f) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (g) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to the completion of our initial business combination; or (i) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Certain Relationships and Related Party Transactions

On February 5, 2021, an affiliate of our sponsor paid $25,000, or approximately $0.003 per founder unit, to cover for certain offering costs in consideration for 7,187,500 founder units consisting of 7,187,500 founder shares and 2,395,833 founder warrants which were subsequently transferred to our sponsor . The number of founder units issued was determined based on the expectation that the founder shares would represent 20% of the issued and outstanding shares upon completion of this offering (excluding the private placement shares). Up to 937,500 founder units held by our sponsor are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Our sponsor and anchor investors have committed, pursuant to a written agreement, to purchase 800,000 private placement units (or 875,000 if the over-allotment option is exercised in full) for a purchase price of $8,000,000 (or $8,750,000 if the over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. As such, interest in this transaction for our sponsor is valued at between $8,000,000 and $8,750,000, depending on the number of private placement units purchased. The private placement units and Class A ordinary shares issued upon the exercise or conversion thereof may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Certain family offices and institutions, who we refer to as “sponsor members” throughout this prospectus, are members in our sponsor and they will have an economic interest up to 205,000 private placement units and up to 1,033,281 founder units (or up to 1,074,464 founder units if the underwriters’ over-allotment option is exercised in full). Additionally, certain institutions, which are unaffiliated with our management team and which we refer to throughout this prospectus as our “anchor investors,” have expressed an interest to severally and not jointly purchase units in this offering and certain anchor investors have also agreed severally and not jointly to purchase certain amounts of private placement units and/or founder units, as applicable, in an aggregate amount of 200,000 private placement units in connection with this offering and 681,251 founder units (or 721,428 founder units if the underwriters’ over-allotment option is exercised in full) in connection with the closing of the initial business combination (and our sponsor will cancel a like number of founder units).

In aggregate, the sponsor members and anchor investors, have expressed, severally and not jointly, an interest to purchase up to 16,675,000 units being offered in this offering at the public offering price of the units offered hereby, in addition to the private placement units and founders units they are purchasing. Of the 16,675,000 units, the sponsor members have expressed an interest to purchase an aggregate of up to 9,325,000 units and the anchor investors have expressed an interest to purchase an aggregate of up to 7,350,000 units. No single party has indicated an interest in purchasing a number of units exceeding 9.9% of the units being sold in this offering. However, because expressions of interest are not binding agreements or commitments to purchase, they may determine not to purchase any such units. The sponsor members and anchor investors have agreed to forfeit a proportionate number of their founder units to the extent they do not hold, at the time of the business combination, an agreed upon portion of the shares they are allocated in this offering.

As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We currently maintain our executive offices at Empire State Building, 20 West 34th Street, Suite 4215, New York, NY 10001. The cost for our use of this space is included in the fee of up to $55,000 per month that we will pay to our sponsor for office space, administrative, research and support services and other obligations of our sponsor, commencing on the date that our securities are first listed on Nasdaq. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying prospective partner businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

An affiliate of our sponsor has loaned us funds to be used for a portion of the expenses of this offering. As of March 31, 2021, there was $123,996 outstanding under the promissory note. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 and the closing of this offering. The loan will be repaid upon the closing of this offering out of the estimated $1,250,000 of offering proceeds that has been allocated to the payment of offering expenses and that is not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, members of our team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration and shareholder rights agreement pursuant to which our initial shareholders, and their permitted transferees, if any, will be entitled to certain registration rights with respect to the private placement units, the securities issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares. Further, pursuant to an agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement, which is described under the section of this prospectus entitled “Description of Securities—Registration and Shareholder Rights.”

Directed Unit Program

The underwriters have reserved for sale, at the initial public offering price, up to 4.9% of the units offered in this offering (assuming no exercise of the underwriters’ over-allotment option) in a directed unit program to certain individuals associated with us and our directors and management team. We do not currently know the extent to which these related persons will participate in our directed unit program, if at all. We will offer these units to the extent permitted under applicable regulations.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors have adopted a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the Board Chair of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

Description of Securities

We are a Cayman Islands exempted company and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted prior to the consummation of this offering, we will be authorized to issue 200,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, as well as 1,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder.

The Class A ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the private placement units. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the completion of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Private Placement Units

The private placement units (including the private placement shares, the private placement warrants and Class A ordinary shares issuable upon exercise of such warrants) will not be transferable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares, Founder Warrants and Private Placement Units,” to our officers and directors and other persons or entities affiliated with our sponsor) and the private placement warrants included therein will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. Holders of our private placement units are entitled to certain registration rights. If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement units (and the underlying securities) will expire worthless. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under

Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our management team have agreed to vote their founder shares, private placement shares and any public shares purchased during or after this offering in favor of our initial business combination. Otherwise, the private placement units are identical to the units sold in this offering.

Our sponsor and our management team have agreed not to transfer, assign or sell any of their private placement units, private placement shares, the private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares, Founder Warrants and Private Placement Units,” to our officers and directors and other persons or entities affiliated with our sponsor” made to our officers and directors and other persons or entities affiliated with our sponsor.

Ordinary Shares

Prior to the date of this prospectus, there were 7,187,500 Class B ordinary shares (of which, 937,500 are subject to forfeiture if the underwriters do not exercise their over-allotment option) issued and outstanding, all of which were held of record by our initial shareholders, so that our initial shareholders will own approximately 20% of our issued and outstanding shares after this offering (excluding the private placement shares underlying the private placement units). Upon the closing of this offering, 32,050,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option) including:

•	25,000,000 Class A ordinary shares underlying the units issued as part of this offering;

•	800,000 Class A ordinary shares underlying the private placement units issued simultaneously with the closing of this offering; and

•	6,250,000 Class B ordinary shares held by our initial shareholders.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our board of directors is divided into three classes, each of which will generally serve for terms of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors and to vote to continue our company in a jurisdiction outside the Cayman Islands. Holders of our public shares will not be entitled to vote on the appointment of directors or to vote to continue our company in a jurisdiction outside the Cayman Islands during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. The provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors or the continuation of our company in a jurisdiction outside the Cayman Islands prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our issued and outstanding Class B ordinary shares.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. As an exempted company, there is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. We may not hold an annual or extraordinary general meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights may include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our sponsor and our directors and officers have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination unless restricted by applicable Nasdaq rules. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market.

Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 8,975,001, or 35.90%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). The other members of our team are subject to the same arrangements with respect to any public shares acquired by them in or after this offering. Additionally, each public shareholder may appoint to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case of clause (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor and each member of our team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering).

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares, included as part of the founder units, are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that:

•	prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors or to continue our company in a jurisdiction outside the Cayman Islands;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•	our sponsor and our directors and officers have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold, (ii) to waive their redemption rights with respect to any founder shares and any public shares purchased during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares or private placement warrants they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering);

•	the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

•	the founder shares are entitled to registration rights.

If we submit our initial business combination to our public shareholders for a vote, our sponsor and our team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a general meeting are voted in favor of the business combination. In such case, our sponsor and each member of our team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 8,975,001, or 35.90%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised);

The founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, members of our team or any of their affiliates upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

Except as described herein, our sponsor and our team have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property and (ii) any of their private placement warrants, founder warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and our team with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by holders representing at least two-thirds of our issued and outstanding Class B ordinary shares. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

•	the names and addresses of the members of the company, a statement of the shares held by each member, which:

•	distinguishes each share by its number (so long as the share has a number);

•	confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and

•	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position.

Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association will authorize 1,000,000 preference shares and will provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of our team. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the public resale of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so appoint, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the public resale of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value.

Redemptions of warrants when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, we may call the warrants for redemption (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the last reported closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and certain issuances of Class A ordinary shares and equity linked securities).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that during such 30 day period holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below) except as otherwise described below; provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, we shall redeem such warrants for $0.10 per share; and

•	if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like and certain issuances of Class A ordinary shares and equity linked securities) on the trading day before we send the notice of redemption to the warrant holders.

The numbers in the table below represent the number of Class A ordinary shares that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume-weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the warrant agreement, references above to Class A ordinary shares shall include a security other than Class A ordinary shares into which the Class A ordinary shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of Class A ordinary shares to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “ —Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of Class A Ordinary Shares
Redemption Date (period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A ordinary shares for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A ordinary shares are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A ordinary shares than they would have received if they had chosen to wait to exercise their warrants for Class A ordinary shares if and when such Class A ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a sub-divisions of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-divisions or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (b) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume-weighted average trading price of our Class A ordinary shares during the 10 trading day period starting on the trading day prior to the day on which we consummate our initial business combination is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any shareholder or warrant holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or to make any amendments that are necessary in the good faith determination of our board of directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in our financial statements (provided that our board of directors may not amend pursuant to the proceeding clause (iii), the warrant agreement to increase the exercise price, shorten the exercise period, reduce the $18.00 price trigger as described in  “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” or reduce the $10.00 or $18.00 price trigger or amounts set forth in the table described in “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”), but otherwise requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination and they will not be redeemable by us so long as they are held by affiliates of our sponsor or their permitted transferees. Our sponsor, or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than affiliates of our sponsor or their permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into units of the post-business combination company at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time, and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. If we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides certain limited appraisal rights for dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger.

In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourth in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question; the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a tender offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Maples and Calder (Cayman) LLP , our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of its authority);

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP , our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue negotiable shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provides that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Further, our amended and restated memorandum and articles of association provides that a quorum at our general meetings will consist of one-third of the ordinary shares entitled to vote at such meeting and present in person or by proxy; provided that a quorum in connection with any meeting that is convened to vote on a business combination or any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity shall be a majority of the ordinary shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy.

Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own approximately 20% of our ordinary shares upon the closing of this offering (excluding the private placement shares underlying the private placement units), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

•	if we do not consummate an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•	prior to the completion of our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering, or (y) amend the foregoing provisions;

•	although we do not intend to enter into a business combination with a prospective partner business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such a business combination or transaction is fair to our company from a financial point of view;

•	if a shareholder vote on our initial business combination is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•	our initial business combination must occur with one or more prospective partner businesses that together have an aggregate fair market value of at least 80% of the fair market value held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination;

•	if our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein; and

•	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing or property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands—Privacy Notice

We have certain duties under the Data Protection Law, 2017 (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use Your Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Certain Anti-Takeover Provisions of our Memorandum and Articles of Association

Our amended and restated memorandum and articles of association provides that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering we will have 25,000,000 Class A ordinary shares (or 28,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the Class A ordinary shares sold in this offering (25,000,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised and 28,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (6,250,000 founder shares if the underwriters’ over-allotment option is not exercised and 7,187,500 founder shares if the underwriters’ over-allotment option is exercised in full) and private placement shares will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of ordinary shares then outstanding, which will equal 320,500 shares immediately after this offering (or 368,125 shares if the underwriters exercise their over-allotment option in full); and

•	the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and our sponsor will be able to sell their private placement units, and the securities underlying the foregoing, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration and Shareholder Rights

The holders of the founder shares, private placement units, private placement warrants and private placement shares, Class A ordinary shares underlying the founder warrants, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration and shareholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Except as described herein, our sponsor and our team have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement units, founder warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and team with respect to any founder shares, private placement units and Class A ordinary shares issued upon conversion or exercise thereof. We refer to such transfer restrictions throughout this prospectus as the lock-up.

In addition, pursuant to an agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.

Listing of Securities

Our units are listed on Nasdaq under the symbol “APTMU”. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “APTM” and “APTMW” respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

Taxation

The following summary of certain Cayman Islands and U.S. federal income tax considerations of an investment in our units, each consisting of one Class A ordinary share and one-third of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

THE TAX CONCESSIONS ACT

(2018 Revision)

UNDERTAKING AS TO TAX CONCESSIONS

In accordance with the provision of Section 6 of The Tax Concessions Act (2018 Revision), the Financial Secretary undertakes with Alpha Partners Technology Merger Corp. (the “Company”):

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	On or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (2018 Revision).

These concessions shall be for a period of 20 years from the date hereof.

U.S. Federal Income Tax Considerations

The following summarizes certain U.S. federal income tax consequences of the ownership and disposition by a U.S. Holder (as defined below) of our units, Class A ordinary shares and warrants, to which we refer collectively as our securities. Because the components of a unit are generally separable at the option of the holder, the holder of a unit will be treated for U.S. federal income tax purposes as the owner of the underlying Class A ordinary share and one-third of one redeemable warrant components of the unit. As a result, the discussion below with respect to beneficial owners of Class A ordinary shares and warrants will also apply to beneficial owners of units (as the deemed owners of the underlying Class A ordinary shares and warrants that compose the units).

This discussion of certain U.S. federal income tax considerations applies to you only if (i) you are a beneficial owner of our securities that is an initial purchaser of a unit pursuant to this offering, (ii) you are a U.S. Holder and (iii) you hold the unit and each component of the unit as capital assets under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of our units, Class A ordinary shares or warrants and are:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

This discussion assumes that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by you in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to your ownership and disposition of a unit in your particular circumstances, or if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	our sponsor, or founder (or an officer, director, employee or affiliate thereof);

•	a financial institution;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting with respect to the securities;

•	a government or agency or instrumentality thereof;

•	a regulated investment company;

•	a real estate investment trust;

•	an expatriate or former long-term resident of the United States;

•	an insurance company;

•	a person that actually or constructively owns five percent or more of our voting shares or five percent or more of the total value of our shares;

•	a person holding the securities as part of a “straddle,” integrated transaction or similar transaction;

•	a U.S. person whose functional currency is not the U.S. dollar; or

•	a tax-exempt entity.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, which may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not discuss the alternative minimum tax or the application of Section 451(b) of the Code, and does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or any state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax adviser with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion does not consider the tax treatment of partnerships or other passthrough entities or persons who invest in our securities through those entities. If a partnership (or other entity or arrangement classified as a partnership or other passthrough entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other passthrough entity generally will depend on the status of the partner or member and the activities of the partnership or other passthrough entity. If you are a partner or member of a partnership or other passthrough entity holding our securities, we urge you to consult your own tax adviser.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISER WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. Under general U.S. federal income tax principles, the acquisition of a unit will be treated as the acquisition of one Class A ordinary share and one-third of one warrant, a whole one of which is exercisable to acquire one Class A ordinary share. For U.S. federal income tax purposes, you must allocate the purchase price paid for a unit between the one Class A ordinary share and the one-third of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of these values based on all the facts and circumstances. Therefore, you should consult with your tax adviser regarding the determination of value for these purposes. The portion of the purchase price of a unit allocated to each Class A ordinary share and the one-third of one warrant will be your initial tax basis in the share or warrant, as the case may be. Any disposition of a unit will be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and one-third of one warrant composing the unit, and the amount realized on the disposition will be allocated between the Class A ordinary share and the one-third of one warrant based on their respective relative fair market values (as determined by you based on all the relevant facts and circumstances) at the time of disposition. The separation of the Class A ordinary share and the one-third of one warrant composing a unit will not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, Class A ordinary shares and warrants and your purchase price allocation is not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or a court will agree with the characterization described above or the discussion below. The remainder of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, you generally will be required to include in gross income as dividends the amount of any distribution of cash or other property (other than certain distributions of our shares or rights to acquire our shares) paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce your basis in your Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (the treatment of which is described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below).

Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate that applies to qualified dividend income (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States (which they will be if our shares are traded on Nasdaq), we are not a PFIC for the taxable year in which the dividend was paid or in the previous year, and certain other requirements, including certain holding period requirements, are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. You should consult your tax adviser regarding the availability of this lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our Class A ordinary shares or warrants, which, in general, would include a redemption of Class A ordinary shares or warrants that is treated as a sale of those securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, you generally will recognize capital gain or loss as described below. This capital gain or loss generally will be long-term capital gain or loss if your holding period for the Class A ordinary shares or warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders are currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss you recognize will equal the difference between (i) the sum of the amount of cash and the fair market value of any property received in the disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or the warrants, as the case may be, based upon the then fair market values of the Class A ordinary shares and the warrants included in the units) and (ii) your adjusted tax basis in the Class A ordinary shares or warrants so disposed of. Your adjusted tax basis in your Class A ordinary shares or warrants generally will equal your acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a Class A ordinary share or one-third of one warrant or, as discussed below, your initial basis for Class A ordinary shares received upon exercise of warrants) increased as described below in “—Redemption of Class A Ordinary Shares” in respect of certain redemptions of Class A ordinary shares that are treated as corporate distributions and by prior deemed distributions under Section 305 that are treated as dividends (as described below in “—Possible Constructive Distributions"), and decreased by any prior distributions (including deemed distributions) treated as returns of capital. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that your Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities—Ordinary Shares” or if we purchase your Class A ordinary shares in an open market transaction (in either case referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary shares, you will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of ordinary shares, you will be treated as receiving a corporate distribution with the tax consequences described above under “—Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by you (including any shares constructively owned by you) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to you, (ii) results in a “complete termination” of your interest in us or (iii) is “not essentially equivalent to a dividend” with respect to you. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, you must take into account not only our shares actually owned by you, but also our shares that are constructively owned by you. In addition to shares you own directly, you may be treated as constructively owning shares owned by certain related individuals and entities in which you have an interest or that have an interest in you, as well as any shares you have a right to acquire by exercise of an option, which likely would include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by you immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by you immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of your interest if either (i) all of our shares actually and constructively owned by you are redeemed or (ii) all of our shares actually owned by you are redeemed and you are eligible to waive, and effectively waive in accordance with specific rules, the attribution of shares owned by certain family members and you do not constructively own any other shares of ours. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if the redemption or purchase results in a “meaningful reduction” of your proportionate interest in us. Whether the redemption will result in a meaningful reduction of your proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” You should consult your tax adviser as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax consequences of the redemption will be as described under “—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis in the redeemed Class A ordinary shares will be added to your adjusted tax basis in your remaining shares. If there are no remaining shares, you are urged to consult your tax adviser as to the allocation of any remaining basis.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of warrants, you generally will not recognize taxable gain or loss on the acquisition of Class A ordinary shares upon exercise of warrants for cash. Your tax basis in our Class A ordinary shares received upon exercise of the warrants generally will be an amount equal to the sum of your initial investment in the warrants (i.e., the portion of your purchase price for the units that is allocated to the exercised warrants, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether your holding period for the Class A ordinary shares received upon exercise of warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which you held the warrants. If a warrant is allowed to lapse unexercised, you generally will recognize a capital loss equal to your tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because it is treated as a recapitalization for U.S. federal income tax purposes. In either of these two situations, your basis in the Class A ordinary shares received would equal your basis in the warrants exercised. If the cashless exercise were treated as not being a realization event (and not a recapitalization), it is unclear whether your holding period in the Class A ordinary shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which you held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrants exercised.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In that event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration of the exercise price of the remaining warrants, which would be deemed to be exercised. For this purpose, you could be deemed to have surrendered a number of warrants having an aggregate value equal to the exercise price for the total number of warrants deemed exercised. Subject to the PFIC rules discussed below, you would recognize capital gain or loss in an amount equal to the difference between the total exercise price for the total number of warrants to be exercised and your adjusted tax basis in the warrants deemed surrendered. In this case, your tax basis in the Class A ordinary shares received would equal the sum of your initial investment in the warrants exercised (i.e., the portion of your purchase price for the units that is allocated to the warrants, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of the warrants. It is unclear whether your holding period for the Class A ordinary shares would commence on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period would not include the period during which you held the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court. Accordingly, you should consult your tax adviser as to the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants— Public Shareholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to you, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of the warrants provide for an adjustment to the number of Class A ordinary shares for which warrants may be exercised or to the exercise price of the warrants in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Shareholders’ Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. You would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases your proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash or other property to the holders of our Class A ordinary shares which is taxable to the holders of the Class A ordinary shares as described under “—Taxation of Distributions” above. A constructive distribution to you would be treated as if you had received a cash distribution from us generally equal to the fair market value of the increased interest (taxed as described above under “—Taxation of Distributions”). Generally, your adjusted tax basis in your warrant would be increased to the extent a constructive distribution is treated as a dividend. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year in which the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our start-up year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the start-up exception to our current taxable year, perhaps until after the end of our two taxable years following our start-up year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that we are a PFIC will generally apply for subsequent years to you if you held (or are deemed to have held) Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in your holding period and, in the case of our Class A ordinary shares, you did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which you held (or were deemed to hold) Class A ordinary shares, as described below, you generally would be subject to special rules with respect to (i) any gain recognized on the sale or other disposition of your Class A ordinary shares or warrants and (ii) any “excess distribution” made to you (generally, any distributions to you during a taxable year that are greater than 125% of the average annual distributions received by you in respect of the Class A ordinary shares during the three preceding taxable years or, if shorter, your holding period for the Class A ordinary shares).

Under these rules:

•	your gain or excess distribution will be allocated ratably over your holding period for the Class A ordinary shares or warrants;

•	the amount allocated to the taxable year in which you recognized the gain or received the excess distribution, and to the portion of your holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) and included in your holding period will be taxed at the highest tax rate in effect for that year and applicable to you (without regard to other items of income and loss for such year); and

•	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed with respect to the tax attributable to each such other taxable year.

In general, if we are determined to be a PFIC, you may be able to avoid the PFIC tax consequences described above in respect to our Class A ordinary shares (but not our warrants) by making a timely and valid QEF election to include in income your pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year in which or with which our taxable year ends. You generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, you may not make a QEF election with respect to your warrants to acquire our Class A ordinary shares. As a result, if you sell or otherwise dispose of warrants (other than upon exercise of warrants) and we were a PFIC at any time during your holding period for the warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If you properly make a QEF election with respect to the newly acquired Class A ordinary shares (or have previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding any such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to the newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period you held the warrants), unless you make a “purging” election under the PFIC rules. Under one type of purging election, you will be deemed to have sold your shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, you will have a new basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules. You should consult your tax adviser as to the application of the rules governing purging elections to your particular circumstances (including the availability of a separate purging election available if we are a controlled foreign corporation).

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. You generally make a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. You should consult your tax adviser regarding the availability and tax consequences of a retroactive QEF election under your particular circumstances.

In order to comply with the requirements of a QEF election, you must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide you such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable you to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If you have made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to the shares (because you have made a timely QEF election for our first taxable year as a PFIC in which you hold (or are deemed to hold) the shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of earnings and profits that were previously included in income generally should not be taxable when distributed to you. The tax basis of your shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the rules above. In addition, if we are not a PFIC for any taxable year, you will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such taxable year.

If we are a PFIC and our Class A ordinary shares constitute “marketable stock,” you may avoid the adverse PFIC tax consequences discussed above if, at the close of the first taxable year in which you hold (or are deemed to hold) our Class A ordinary shares, you make a mark-to-market election with respect to the shares for the taxable year. You generally will include for each taxable year as ordinary income the excess, if any, of the fair market value of your Class A ordinary shares at the end of the taxable year over your adjusted basis in your Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. You also will be allowed to take an ordinary loss in respect of the excess, if any, of your adjusted basis in your Class A ordinary shares over the fair market value of the shares at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in your Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of your Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. In general, the Class A ordinary shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of Class A ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. You should consult your tax adviser regarding the availability and tax consequences of a mark-to-market election in respect of our Class A ordinary shares under your particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, you generally will be deemed to own a portion of the shares of the lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or you otherwise are deemed to have disposed of an interest in the lower-tier PFIC. The mark-to-market election discussed above will not apply to any lower-tier PFIC. Accordingly, you may continue to be subject to tax under the rules described above with respect to excess distributions with respect to any lower-tier PFIC, notwithstanding a mark-to-market election for the Class A ordinary shares. We will endeavor to cause any lower-tier PFIC to provide the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance that we will be able to cause the lower-tier PFIC to provide any required information. You should consult your tax adviser regarding the tax issues raised by lower-tier PFICs.

If you own (or are deemed to own) shares in a PFIC during any taxable year, you may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are complex and are affected by various factors in addition to those described above. Accordingly, you should consult your adviser concerning the application of the PFIC rules to our securities under your particular circumstances.

Tax Reporting

You may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to any investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Class A ordinary shares and warrants if they are not held in an account maintained with a U.S. financial institution. You should consult your tax adviser regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and warrants.

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, if you are a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your tax adviser with respect to the tax consequences of the ownership and disposition of our Class A ordinary shares and warrants, including the tax consequences under state, local, estate, non-U.S. and other laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement dated as of the date of this prospectus between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of units shown opposite its name below:

Underwriters	Number of Units
Citigroup Global Markets Inc.	16,875,000
Morgan Stanley & Co. LLC	5,625,000
William Blair & Company, L.L.C.	2,500,000
Total	25,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the units if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the units as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units, that you will be able to sell any of the units held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the units subject to their acceptance of the units from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the units to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.12 per unit. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by Citigroup Global Markets Inc. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Unit(1)		Total(1)
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$0.55	$0.55	$13,750,000	$15,812,500
________________________

(1)	Includes $0.35 per unit, or $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of Class A ordinary shares sold as part of the units in this offering, as described in this prospectus.

If we do not complete our initial business combination within 24 months from the closing of this offering, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes payable) to the public shareholders.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1,250,000. We have agreed to pay certain out-of-pocket expenses of the underwriters, including FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000. The underwriters have agreed to reimburse us for certain expenses related to the offering.

Determination of Offering Price

Prior to this offering, there has not been a public market for our securities. Consequently, the initial public offering price for our units was determined by negotiations between us and Citigroup Global Markets Inc. Among the factors considered in these negotiations were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company.

We offer no assurances that the initial public offering price will correspond to the price at which the units will trade in the public market subsequent to the offering or that an active trading market for the units will develop and continue after the offering.

Listing

Our units are listed on Nasdaq under the symbol “APTMU”. We anticipate that our Class A ordinary shares and warrants will be listed under the symbols “APTM” and “APTMW,” respectively, once the Class A ordinary shares and warrants begin separate trading. Our securities have been approved to be listed on Nasdaq.

At our request, the underwriters have reserved for sale, at the initial public offering price, up to 4.9% of the units offered in this offering (assuming no exercise of the underwriters’ over-allotment option) in a directed unit program to certain individuals associated with us and our directors and management team. We will offer these units to the extent permitted under applicable regulations. Pursuant to the underwriting agreement, the sales will be made by the representative through a directed unit program. The number of units available for sale to the general public will be reduced to the extent that such persons purchase such reserved units. Any reserved units not so purchased will be offered by the underwriters to the general public on the same basis as the other units offered hereby. We have agreed to indemnify the representative in connection with the directed unit program, including for the failure of any participant to pay for its units. Other than the underwriting discount described on the front cover of this prospectus, the underwriters will not be entitled to any commission with respect to units sold pursuant to the directed unit program. Units offered in the directed unit program will not be subject to lock-up agreements, with the exception of the units to be issued to directors and officers who are already subject to lock-up agreements, as described above. In addition, we have requested that the underwriters make issuer-directed allocations to certain individuals and institutions.

Stamp Taxes

If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Units

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 3,750,000 units from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional units proportionate to that underwriters’ initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more units than the total number set forth on the cover page of this prospectus.

Letter Agreement

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares, provided, however, that we may (1) issue and sell the private placement units, (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement units and Class A ordinary shares issuable upon exercise of the warrants and upon conversion of the founder shares and (4) issue securities in connection with an initial business combination. Citigroup Global Markets Inc. in its discretion may unanimously release any of the securities subject to these lock-up agreements at any time without notice.

Our initial shareholders have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement units, private placement shares, private placement warrants, founder warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and our team with respect to any founder shares, private placement units, private placement shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the option to purchase additional units.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of units on behalf of the underwriters for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our units on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our units in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so but we may do so at our discretion. However, any of the underwriters may introduce us to prospective partner businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The distribution of the units in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these units are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the units.

Representations of Canadian Purchasers

By purchasing the units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these units in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the units issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the units may be offered to the public in that Relevant State at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the units shall require the company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the units has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the units may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the units will be required, and is deemed by the acquisition of the units, to confirm that he is aware of the restriction on offers of the units described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the units is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Switzerland

The units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no units have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 of The Prospectus (Amendment etc.) (EU Exit) Regulations 2019/1234, except that units may be offered to the public in the United Kingdom at any time pursuant the following exemptions under the EU Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”):

(a)       to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)       to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)       in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each underwriter has represented and agreed that:

(a)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any units in, from or otherwise involving the United Kingdom.

Legal Matters

Davis Polk & Wardwell LLP, New York, New York, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder (Cayman) LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Paul Hastings LLP advised the underwriters in connection with this offering of securities.

Experts

The financial statements of Alpha Partners Technology Merger Corp. as of February 5, 2021 and for the period from February 5, 2021 (inception) through February 5, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Alpha Partners Technology Merger Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at www.sec.gov.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of March 31, 2021 (unaudited) and February 5, 2021 (restated)	F-3
Statements of Operations for the period from February 5, 2021 (inception) through March 31, 2021 (unaudited) and for the period from February 5, 2021 (inception) through February 5, 2021 (restated)	F-4
Statements of Changes in Shareholder's Deficit for the period from February 5, 2021 (inception) through February 5, 2021 (restated) and for the period from February 5, 2021 through March 31, 2021 (unaudited)	F-5
Statements of Cash Flows for the period from February 5, 2021 (inception) through March 31, 2021 (unaudited) and for the period from February 5, 2021 (inception) through February 5, 2021 (restated)	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of

Alpha Partners Technology Merger Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Alpha Partners Technology Merger Corp. (the “Company”) as of February 5, 2021, the related statements of operations, changes in shareholder’s deficit and cash flows for the period from February 5, 2021 (inception) through February 5, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 5, 2021, and the results of its operations and its cash flows for the period from February 5, 2021 (inception) through February 5, 2021, in conformity with accounting principles generally accepted in the United States of America.

Restatement of the 2021 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of February 5, 2021 and for the period from February 5, 2021 (inception) through February 5, 2021, have been restated.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 4 to the financial statements. The Company has a working capital deficiency as of February 5, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance of the financial statements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Notes 1 and 4. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY
February 17, 2021 except for the effects of the restatement discussed in Note 2 as to which the date is June 2, 2021

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

BALANCE SHEET

	March 31, 2021	February 5, 2021
	(Unaudited)	(As restated)
ASSETS
Current asset - cash	$500,681	$—
Deferred offering costs	446,482	79,250
TOTAL ASSETS	$947,163	$79,250

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
Accrued expenses	$—	$5,500
Accrued offering costs	309,250	54,250
Promissory note - related party	123,996	—
Advance from anchor investor	500,681	—
Total current liabilities	933,927	59,750
Warrant liability	2,252,083	1,221,875
Total Liabilities	3,186,010	1,281,625

Commitments (Note 7)

Shareholder's Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 issued and outstanding (1)	719	719
Additional paid-in capital	15,948	15,948
Accumulated deficit	(2,255,514)	(1,219,042)
Total Shareholder's Deficit	(2,238,847)	(1,202,375)
TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIT	$947,163	$79,250

(1) Includes up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying notes are an integral part of the financial statements.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

 STATEMENT OF OPERATIONS

	For the Period from February 5, 2021 (Inception) Through
	March 31, 2021	February 5, 2021
	(Unaudited)	(As restated)
Formation costs	$11,764	$5,500
Loss from operations	(11,764)	(5,500)
Change in fair value of warrant liability	(1,030,208)	—
Loss on sale of warrants	(1,213,542)	(1,213,542)
Net Loss	$(2,255,514)	$(1,219,042)

Weighted average shares outstanding, basic and diluted (1)	6,250,000	6,250,000
Basic and diluted net loss per ordinary share	$(0.36)	$(0.20)

(1) Excludes up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 6).

The accompanying notes are an integral part of the financial statements.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT

FOR THE PERIOD FROM FEBRUARY 5, 2021 (INCEPTION) THROUGH MARCH 31, 2021

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder's Deficit
	Shares	Amount
Balance at February 5, 2021 (inception)	—	$—	$—	$—	$—

Issuance of Class B ordinary shares included in the Founder Units to an affiliate of the Sponsor (1)	7,187,500	719	15,948	—	16,667

Net loss, as restated	—	—	—	(1,219,042)	(1,219,042)

Balance at February 5, 2021, as restated (audited)	7,187,500	$719	$15,948	$(1,219,042)	$(1,202,375)

Net loss	—	—	—	(1,036,472)	(1,036,472)

Balance at March 31, 2021 (unaudited)	7,187,500	$719	$15,948	$(2,255,514)	$(2,238,847)

(1) Includes up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 6).

The accompanying notes are an integral part of the financial statements.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

STATEMENT OF CASH FLOWS

	For the Period from February 5, 2021 (Inception) Through
	March 31, 2021	February 5, 2021
	(Unaudited)	(As restated)
Cash Flows from Operating Activities:
Net loss	$(2,255,514)	$(1,219,042)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Payment of formation costs through issuance of Class B ordinary shares	11,764	—
Change in fair value of warrant liability	1,030,208	—
Loss on sale of warrants	1,213,542	1,213,542
Changes in operating assets and liabilities:
Accrued expenses	—	5,500
Net cash provided by (used in) operating activities	—	—

Cash Flows from Financing Activities:
Advance from anchor investor	500,681	—
Net cash provided by financing activities	500,681	—

Net Change in Cash	500,681	—
Cash - Beginning of period	—	—
Cash - End of period	$500,681	$—

Non-cash investing and financing activities:
Initial classification of warrant liability	$1,221,875	$1,221,875
Deferred offering costs included in accrued offering costs	$309,250	$54,250
Deferred offering costs included in promissory note - related party	$123,996	$—
Deferred offering costs paid by an affiliate of the Sponsor in exchange for issuance of Founder Units	$13,236	$25,000

The accompanying notes are an integral part of the financial statements.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

 NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Alpha Partners Technology Merger Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on February 5, 2021. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from February 5, 2021 (inception) through March 31, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 28,750,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 800,000 units (or 875,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, in a private placement to Alpha Partners Technology Merger Sponsor LLC (the “Sponsor”) and anchor investors, that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more prospective partner businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the prospective partner or otherwise acquires a controlling interest in the prospective partner sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed to waive (i) redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (ii) redemption rights with respect to any Founder Shares and Public Shares held by it in connection with a shareholder vote to approve an amendment to the Amended and Restated Memorandum and Articles of Association that would modify the substance or timing of the obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within 24 months from the closing of the Proposed Public Offering or with respect to any other provision relating to the rights of holders of the Class A ordinary shares or pre-initial Business Combination activity and (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held if the Company fails to complete an initial Business Combination within 24 months from the closing of the Proposed Public Offering. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within 24 months from the closing of the Proposed Public Offering.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

The Company will have until 24 months from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective partner business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay tax obligations, provided that such liability will not apply to any claims by a third party or prospective partner business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company's independent registered public accounting firm), prospective partner businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At March 31, 2021, the Company had $500,681 in cash and a working capital deficit of $433,246. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 4. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering, and/or search for a prospective partner company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms dependent upon the characteristics of the holder of the warrant, which terms are similar to those contained in the warrant agreement governing the Company’s warrants. Because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares, such a provision would preclude the warrants from being indexed to the entity’s stock, and thus the warrants should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings. As a result of the SEC Statement, the Company reevaluated the accounting treatment of the 2,395,833 redeemable warrants (the “Founder Warrants”) that were included in the units issued by the Company to an affiliate of the Sponsor and subsequently transferred to the Sponsor. The Company previously accounted for the Warrants as components of equity.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity ("ASC 815"), the Company concluded that a provision in the warrant agreement related to certain settlement terms dependent upon the characteristics of the holder of the warrant precludes the Founder Warrants from being accounted for as components of equity. As the Founder Warrants meet the definition of a derivative as contemplated in ASC 815, the Founder Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at issuance and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statements of Operations in the period of change.

The Company’s accounting for the Founder Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported cash.

The following tables summarize the effect of the revision on each financial statement line item as of the dates, and for the period, indicated:

	As Previously Reported	Adjustment	As Corrected
Balance Sheet as of February 5, 2021 (audited)
Warrant liability	$—	$1,221,875	$1,221,875
Total liabilities	59,750	1,221,875	1,281,625
Additional paid-in capital	24,281	(8,333)	15,948
Accumulated deficit	(5,500)	(1,213,542)	(1,219,042)
Statement of Operations for the period from February 5, 2021 (inception) through February 5, 2021 (audited)
Loss from operations	$(5,500)	$—	$(5,500)
Net loss	(5,500)	(1,213,542)	(1,219,042)
Loss on sale of warrants	—	(1,213,542)	(1,213,542)
Basic and diluted net loss per ordinary share	(0.00)	(0.20)	(0.20)
Statement of Cash Flows for the period from February 5, 2021 (inception) through February 5, 2021 (audited)
Cash flow from operating activities:
Net loss	(5,500)	(1,213,542)	(1,219,042)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on sale of warrants	—	1,213,542	1,213,542
Supplemental disclosure of non-cash investing and financing activities:
Initial measurement of warrants	—	1,221,875	1,221,875

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and February 5, 2021.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the Private Placement Warrants included in the Founder Units (as defined in Note 6) was estimated using a Black-Scholes Option Pricing Model (see Note 10).

Redeemable shares

The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with ASC 480. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on February 5, 2021, the evaluation was performed for the upcoming 2021 tax year which will be the only period subject to examination.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and February 5, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. There are no taxes in the Cayman Islands and accordingly income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss Per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. Weighted average shares were reduced for the effect of an aggregate of 937,500 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 6 and 9). The Company has not considered the effect of the warrants included in the Founder Units to purchase 2,395,833 Class A ordinary shares in the calculation of diluted loss per share, since the exercise of the warrants into Class A ordinary shares is contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The Company applies ASC 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheet for cash, prepaid expenses and accrued offering approximate fair value due to their short-term nature.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 10 for additional information on assets and liabilities measured at fair value.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (‘‘ASU’’) No. 2020-06, Debt — debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (‘‘ASU 2020-06’’), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on February 5, 2021 (inception). Adoption of the ASU did not impact the Company's financial position, results of operations or cash flows.

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 4. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale 25,000,000 Units (or 28,750,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-third of one redeemable warrant ("Public Warrant"). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share (see Note 7).

NOTE 5. PRIVATE PLACEMENT

The Sponsor and anchor investors have agreed to purchase an aggregate of 800,000 Private Placement Units (or 875,000 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $8,000,000 (or $8,750,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each of the Private Placement Units consists of one Class A ordinary share (the "Private Placement Shares") and one-third of one redeemable warrant (the "Private Placement Warrants"). The proceeds from the Private Placement Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the warrants included in the Private Placement Units will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

Advance from Anchor Investor

The Company has executed agreements with certain anchor investors for the purchase of Private Placement Units in the private placement (see above) and the transfer of Founder Units from the Sponsor to the anchor investors. In connection with the private placement, a certain anchor investor advanced $500,681 to the Company to cover the purchase of Private Placement Units. In April 2021, the Company repaid $681 to the anchor investor (see Note 11). Upon the closing of the Proposed Public Offering, the remaining advance of $500,000 will be applied to the purchase of the Private Placement Units. As of March 31, 2021 and February 5, 2021, there was $500,681 and $0 outstanding under the advance from anchor investor, respectively.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Units

On February 5, 2021, an affiliate of the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 7,187,500 founder units ("Founder Units"), which were subsequently transferred to the Sponsor. Each Founder Unit consists of one Class B ordinary share and one-third of one Private Placement Warrant (2,395,833 Private Placement Warrants in the aggregate). The Class B ordinary shares included in the Founder Units ("Founder Shares") include an aggregate of up to 937,500 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Placement Shares). The Private Placement Warrants included in the Founder Units include an aggregate of up to 312,500 Private Placement Warrants subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell (i) any of their Founder Shares until the earliest of (A) one year after the completion of an initial Business Combination and (B) subsequent to an initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property and (ii) any of their Private Placement Warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of an initial Business Combination. Notwithstanding the foregoing, if the closing price of the Company's Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination, the Founder Shares will be released from the lock-up.

Promissory Notes—Related Party

On February 5, 2021, the Company issued an unsecured promissory note to an affiliate of the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Proposed Public Offering. As of March 31, 2021 and February 5, 2021, there was $123,996 and $0 outstanding under the Promissory Note, respectively.

Administrative Support Agreement

Subsequent to the closing of the Proposed Public Offering, the Company will pay an affiliate of the Sponsor $55,000 per month for office space, secretarial and administrative support services. Upon the completion of an initial Business Combination or liquidation, the Company will cease paying these monthly fees.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Up to $1,500,000 of such loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Placement Units.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 7. COMMITMENTS

Registration and Shareholder Rights Agreement

The holders of the Founder Units, Private Placement Units, warrants underlying the Founder Units and Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the warrants underlying the Founder Units and Private Placement Units and warrants issued upon conversion of the Working Capital Loans) will have registration and shareholder rights to require the Company to register a sale of any of its securities held by them pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate (or $5,750,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate (or $10,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full). Subject to the terms of the underwriting agreement, (i) the deferred fee will be placed in the Trust Account and released to the underwriters only upon the completion of a Business Combination and (ii) the deferred fee will be waived by the underwriters in the event that the Company does not complete a Business Combination.

NOTE 8. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the satisfying the obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of an initial Business Combination, the Company will use the commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use the commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of an initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so appoint, the Company will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of an initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use the best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may call the warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the last reported closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and certain issuances of Class A ordinary shares and equity linked securities).

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise the redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that during such 30 day period holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Class A ordinary shares (as defined below) except as otherwise described below; provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, the Company shall redeem such warrants for $0.10 per share; and

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like and certain issuances of Class A ordinary shares and equity linked securities) on the trading day before the Company sends the notice of redemption to the warrant holders.

The value of the Company's Class A ordinary shares shall mean the volume weighted average price of the Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide its warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

In addition, if (x) the Company issues additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any founder shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination, and (z) the volume-weighted average trading price of the Class A ordinary shares during the 10 trading day period starting on the trading day after the day on which the Company consummates an initial Business Combination is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Units (including the Private Placement Shares, the Private Placement Warrants and Class A ordinary shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Units are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

At March 31, 2021 and February 5, 2021, there were 2,395,833 Founder Warrants outstanding (including up to 312,500 Founder Warrants subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 6)). The Company accounts for the Founder Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

The fair value of the Founder Warrants was greater than the cash received from the proceeds for the Founder Warrants, resulting in a loss on sale of the Founder Warrants of $1,213,542. The warrant liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability is adjusted to current fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 9. SHAREHOLDER'S DEFICIT

Preference shares—The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and February 5, 2021, there were no preference shares issued or outstanding.

Class A ordinary shares—The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2021 and February 5, 2021, there were no Class A ordinary shares issued or outstanding.

Class B ordinary shares—The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. At March 31, 2021 and February 5, 2021, there were 7,187,500 Class B ordinary shares issued and outstanding, of which an aggregate of up to 937,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Placement Shares).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company's shareholders except as required by law. Prior to an initial Business Combination, only holders of the Founder Shares will have the right to vote on the election of directors. Holders of the Public Shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the consummation of an initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of an initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in an initial Business Combination and any Private Placement Warrants issued to the Sponsor, members of the team or any of their affiliates upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2021 and February 5, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
March 31, 2021
Liabilities
Warrant liability	$2,252,083	$—	$—	$2,252,083

February 5, 2021
Liabilities
Warrant liability	$1,221,875	$—	$—	$1,221,875

The Company utilizes a Black-Scholes Option Pricing Model to value the Founder Warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a Black-Scholes Option Pricing Model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates volatility based on research on comparable companies with the same type of warrants along with the implied volatilities shortly after they start trading. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting periods. There were no transfers between levels of the hierarchy for the period from February 5, 2021 (inception) through March 31, 2021.

The following table provides the significant inputs to the Black-Scholes Option Pricing Model for the fair value of the Founder Warrants:

	At February 5, 2021 (Initial Measurement)	As of March 31, 2021
Stock price	$9.58	$9.56
Strike price	$11.50	$11.50
Term (in years)	5.5	5.5
Volatility	25.0%	25.0%
Risk-free rate	0.6%	1.0%
Dividend yield	—%	—%
Probability of successful Proposed Public Offering	38.0%	67.5%
Probability of completing a Business Combination	80.0%	80.0%
Fair value of warrants	$0.51	$0.94

The following table presents the changes in the fair value of warrants liabilities:

Warrant Liability
Initial measurement at February 5, 2021	$1,221,875
Change in valuation inputs or other assumptions	1,030,208
Fair value as of March 31, 2021	$2,252,083

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the interim balance sheet date up to June 2, 2021 the date that the interim financial statements were issued. Based upon this review, other than as described below and in Note 2, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In April 2021, the Company repaid $681 of the advance from anchor investor.

$250,000,000
Alpha Partners Technology Merger Corp.

__________________________________________________

PROSPECTUS
July 27, 2021
__________________________________________________

Joint Book-Running Managers

     Citigroup      Morgan Stanley

Co-Manager

William Blair

Until August 21, 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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